                                                                  EXECUTION COPY







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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          INSURANCE AUTO AUCTIONS, INC.

                               AXLE HOLDINGS, INC.

                                       AND

                              AXLE MERGER SUB, INC.

                          DATED AS OF FEBRUARY 22, 2005


                  ---------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I

                                   THE MERGER
1.1      The Merger............................................................2
1.2      Closing; Effective Time: Filing of Articles of Merger.................2
1.3      Effect of the Merger..................................................2
1.4      Additional Actions....................................................2

                                   ARTICLE II

                            THE SURVIVING CORPORATION

2.1      Name of Surviving Corporation.........................................3
2.2      Articles of Incorporation.............................................3
2.3      By-Laws...............................................................3
2.4      Directors and Officers................................................3

                                   ARTICLE III

                   CONVERSION AND CANCELLATION OF SECURITIES;
                              MERGER CONSIDERATION

3.1      Conversion of Axle Common Stock.......................................3
3.2      Payment for the Axle Common Stock.....................................4
3.3      Stock Transfer Books..................................................5
3.4      Dissenting Shares.....................................................5
3.5      Disposition of Axle Options and ESPP Purchase Rights..................5
3.6      Escheatment of Funds..................................................6

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                     OF AXLE

4.1      Organization and Qualification........................................7
4.2      Authorization; Enforceability.........................................7
4.3      Required Vote of Axle Shareholders....................................7
4.4      State Takeover Statutes...............................................8
4.5      Organizational Documents..............................................8
4.6      Capitalization; Subsidiaries..........................................8
4.7      Options...............................................................9

4.8      SEC Filings; Financial Statements.....................................9
4.9      Proxy Statement......................................................11
4.10     Taxes................................................................11
4.11     Material Contracts...................................................12
4.12     Real Property........................................................13
4.13     Litigation...........................................................14
4.14     Compliance with Applicable Laws......................................14
4.15     No Violation.........................................................15
4.16     Intellectual Property................................................15
4.17     Absence of Certain Changes...........................................16
4.18     Insurance Policies...................................................16
4.19     Licenses and Permits.................................................16
4.20     Employee Benefit Plans...............................................17
4.21     Environmental, Health and Safety Matters.............................18
4.22     Labor Matters........................................................19
4.23     Opinion of Financial Advisor.........................................19
4.24     Brokers..............................................................19

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                              AND THE BUYER PARENT

5.1      Organization and Standing............................................19
5.2      Authorization; Enforceability........................................19
5.3      No Violation.........................................................20
5.4      Financing............................................................20
5.5      Litigation...........................................................20
5.6      Governmental Approvals and Filings...................................21
5.7      Brokers..............................................................21

                                   ARTICLE VI

                                COVENANTS OF AXLE

6.1      Conduct of Business..................................................21
6.2      Proxy Statement......................................................23
6.3      Axle Shareholders' Meeting...........................................24
6.4      Filings; Consents; Etc...............................................24
6.5      No Solicitation......................................................24
6.6      Schedules Update; Certain Notices....................................25
6.7      Financial Statements.................................................26
6.8      Regulatory Filings...................................................26
6.9      Certain Real Estate Matters..........................................27
6.10     Financing Cooperation................................................27
6.11     Access to Information................................................27

                                   ARTICLE VII

                   COVENANTS OF THE BUYER AND THE BUYER PARENT

7.1      Filings; Consents; Etc...............................................28
7.2      Director and Officer Liability and Indemnification...................28
7.3      Regulatory Filing....................................................29
7.4      Financing............................................................29

                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO THE CLOSING

8.1      Conditions Precedent to Each Party's Obligations.....................31
8.2      Conditions Precedent to Obligations of the Buyer and the Buyer
         Parent...............................................................31
8.3      Conditions Precedent to Obligations of Axle..........................32

                                   ARTICLE IX

                                     CLOSING

9.1      Deliveries by Axle...................................................33
9.2      Deliveries by the Buyer and the Buyer Parent.........................33

                                    ARTICLE X

                                   TERMINATION

10.1     Termination..........................................................34
10.2     Effect of Termination................................................35
10.3     Termination Payments.................................................35

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1     Notices, Consents, etc...............................................37
11.2     Severability.........................................................38
11.3     Assignment; Successors...............................................38
11.4     Counterparts; Facsimile Signatures...................................39
11.5     Expenses; Transfer Taxes.............................................39
11.6     Governing Law........................................................39
11.7     Table of Contents and Headings.......................................39
11.8     Definitions..........................................................39
11.9     Entire Agreement.....................................................45
11.10    No Survival of Representations, Warranties, Covenants and
         Agreements...........................................................45
11.11    Third Parties........................................................45
11.12    Disclosure Generally.................................................46

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
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11.13    Acknowledgment by the Buyer and the Buyer Parent.....................46
11.14    Interpretive Matters.................................................46
11.15    Amendments, Modification and Waiver..................................47
11.16    Submission to Jurisdiction...........................................47
11.17    Waiver of Jury Trial.................................................47
11.18    Specific Performance.................................................47
11.19    Public Announcements.................................................47


                            GLOSSARY OF DEFINED TERMS

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                                                                            PAGE
                                                                            ----

1991 Plan......................................................................5
2003 Plan......................................................................5
Acquired Companies............................................................39
Acquired Companies' Knowledge.................................................39
Acquisition Proposal..........................................................40
Acquisition Transaction.......................................................40
Actions.......................................................................14
Affiliate.....................................................................40
Aggregate ESPP Redemption Amount..............................................40
Aggregate Merger Consideration................................................40
Agreement......................................................................1
Announcement Date.............................................................40
Articles of Merger.............................................................2
Axle...........................................................................1
Axle Board.....................................................................1
Axle Common Stock.............................................................40
Axle Indemnified Parties......................................................28
Axle Option....................................................................5
Axle Preferred Stock..........................................................40
Axle SEC Documents.............................................................9
Axle Shareholder Approval......................................................8
Axle Shareholders.............................................................40
Axle Shareholders' Meeting....................................................11
Axle Subsidiaries.............................................................40
Business......................................................................41
Business Day..................................................................41
Buyer..........................................................................1
Buyer Parent...................................................................1
Buyer Parent Common Stock......................................................6
Buyer's Representatives.......................................................27
Certificates...................................................................4
Change in Recommendation......................................................25
Closing........................................................................2
Closing Date...................................................................2
Code..........................................................................41
Company Licensed Intellectual Property........................................15
Company Owned Intellectual Property...........................................15
Confidentiality Agreement.....................................................41
Consent.......................................................................41
Contract......................................................................41
Disclosure Schedule............................................................7

Dissenting Shares..............................................................5
Draft Financial Statements....................................................11
Effective Time.................................................................2
Employee Plan.................................................................41
Environmental Claim...........................................................41
Environmental Health and Safety Requirements..................................41
Equity Commitment Letter......................................................20
ERISA.........................................................................42
Escrow Breakage Amount........................................................30
Escrow Breakage Cap...........................................................42
Escrow Closing................................................................30
EscrowCo......................................................................30
EscrowCo Debt.................................................................30
ESPP...........................................................................6
ESPP Notice....................................................................6
ESPP Purchase Period..........................................................42
ESPP Purchase Price...........................................................42
ESPP Purchase Right...........................................................42
ESPP Redemption Amount........................................................42
Exchange Act..................................................................42
Expiration Date...............................................................42
Financing.....................................................................20
Financing Letters.............................................................20
First Person..................................................................44
FTC...........................................................................26
GAAP..........................................................................42
Governmental Authority........................................................42
Governmental Order............................................................42
HSR Act.......................................................................42
Illinois Law..................................................................42
Indebtedness Commitment Letters...............................................20
Insurance Policies............................................................16
Intellectual Property.........................................................43
Last ESPP Issuance Date........................................................9
Law...........................................................................43
Lease.........................................................................14
Leased Property...............................................................14
Lenders.......................................................................20
Letter of Transmittal..........................................................4
Liability.....................................................................43
Licenses and Permits..........................................................43
Lien..........................................................................43
Material Adverse Effect.......................................................43
Material Contracts............................................................12
Material of Environmental Concern.............................................43
Merger.........................................................................1

Merger Consideration...........................................................3
Option Amount.................................................................44
Option Consent.................................................................6
Option Notice..................................................................5
Option Payment Amount.........................................................44
Option Price..................................................................44
Organizational Documents......................................................44
Outside Date..................................................................34
Owned Property................................................................13
Parties........................................................................1
Party..........................................................................1
Paying Agent...................................................................4
PBGC..........................................................................18
Permitted Liens...............................................................44
Person........................................................................44
Plan Affiliate................................................................44
Proxy Statement...............................................................11
Real Property.................................................................14
Reasonable Efforts............................................................44
Required Cash Amount..........................................................20
SEC...........................................................................44
Securities Act................................................................44
Senior Debt Letter............................................................20
Stock Option Plan..............................................................5
Subordinated Debt Letter......................................................20
Substitute Debt Financing.....................................................29
Superior Proposal.............................................................44
Supplemental Plan..............................................................5
Surviving Corporation..........................................................2
Tax Return....................................................................45
Taxes.........................................................................45
Threatened....................................................................45
Title IV Plan.................................................................17
Transaction Expenses..........................................................45
Updated Financial Statements..................................................26
Voting Agreement...............................................................1
Voting Group...................................................................1

                                    EXHIBITS

EXHIBITS:

Exhibit 1.2     -     Articles of Merger

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 22, 2005, by and among Axle Holdings, Inc., a Delaware corporation (the "Buyer Parent"), Axle Merger Sub, Inc., an Illinois corporation and wholly owned subsidiary of the Buyer Parent (the "Buyer") and Insurance Auto Auctions, Inc., an Illinois corporation ("Axle"). Each of the parties named above may be referred to as a "Party" and collectively as the "Parties." Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in Section 11.8.

                                    RECITALS

         A. The Parties hereto desire to enter into this Agreement and, subject to the conditions hereof and in accordance with the provisions of Illinois Law, consummate the transactions contemplated hereby pursuant to which the Buyer Parent will acquire all of the capital stock of Axle through a merger of the Buyer with and into Axle (the "Merger"), following which Axle shall continue as the surviving corporation.

         B. The Board of Directors of Axle (the "Axle Board") has approved and adopted the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and has determined to submit the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby to the Axle Shareholders for their approval and adoption by the consents required under Illinois Law and Axle's Articles of Incorporation.

         C. The Axle Board has determined that the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, are fair to and in the best interests of, and are advisable to, Axle and the Axle Shareholders, and the Axle Board recommends that the Axle Shareholders vote to approve and adopt the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         D. Axle, on the one hand, and the Buyer and the Buyer Parent, on the other hand, desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

         E. Concurrently with the execution of this Agreement, ValueAct Capital Partners, L.P. and certain of its affiliated entities (collectively, the "Voting Group") are entering into a Voting Agreement (the "Voting Agreement") with the Buyer Parent providing, among other things, that, subject to the terms and conditions thereof, each of the members of the Voting Group will vote its shares of Axle Common Stock (as hereinafter defined) in favor of the Merger and the approval and adoption of this Agreement.

                                    AGREEMENT

         In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the satisfaction of the conditions set forth in this Agreement and in accordance with Illinois Law, at the Effective Time (as defined below), the Buyer shall be merged with and into Axle and as a result of the Merger, the separate corporate existence of the Buyer shall cease and Axle shall continue as the surviving corporation (in such capacity, the "Surviving Corporation") of the Merger.

         1.2 Closing; Effective Time: Filing of Articles of Merger. Subject to the fulfillment or waiver of each of the conditions contained in Article VIII, as soon as it is reasonably practicable on or after the later of May 2, 2005 or three (3) Business Days following the satisfaction or waiver of all of the conditions contained in Article VIII, other than those conditions which by their terms are to be satisfied or waived at Closing (but subject to the satisfaction or waiver of such conditions), a closing (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York (or such other place as the Parties may agree). The "Closing Date" shall be the date on which the Closing shall actually occur. Subject to the terms of this Agreement, the Parties shall, on the Closing Date, cause the Merger to be consummated by filing a properly executed articles of merger, in the form attached hereto as Exhibit 1.2, or other appropriate documents (the "Articles of Merger"), with the Secretary of State of the State of Illinois in accordance with the provisions of Illinois Law. When used herein, the term "Effective Time" shall mean the date and time when the Articles of Merger have been accepted for filing by the Secretary of the State of Illinois or on such date and time as otherwise specified in the Articles of Merger.

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the Articles of Merger and as provided by the applicable provisions of Illinois Law. Without limiting the generality of the foregoing, and subject thereto, upon and following consummation of the Merger, all of the property, rights, privileges, powers and franchises of Axle and the Buyer shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions and duties of Axle and the Buyer shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

         1.4 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that consistent with the terms of this Agreement any further assignments or assurances in Law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of either of Axle or the Buyer acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, then, subject to the terms and conditions of this Agreement, each of Axle or the Buyer and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in Law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of either of Axle or the Buyer to take any and all such action.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

        2.1 Name of Surviving Corporation. The name of the Surviving Corporation shall be Axle, Inc.

        2.2 Articles of Incorporation. The Articles of Merger shall include such amendments, schedules or supplements as may be required under Illinois Law to provide that the Articles of Incorporation of the Surviving Corporation from and after the Effective Time shall be, or be the same as, the Articles of Incorporation of the Buyer as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

        2.3 By-Laws. The By-Laws of the Buyer as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation from and after the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

        2.4 Directors and Officers. The board of directors of the Buyer immediately prior to the Effective Time shall be the initial board of directors of the Surviving Corporation, and the officers of Axle immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the board of directors of the Surviving Corporation or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law.

                                  ARTICLE III

                   CONVERSION AND CANCELLATION OF SECURITIES;
                              MERGER CONSIDERATION

        3.1 Conversion of Axle Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Parties:

                 (a) Each share of Axle Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and converted into the right to receive an amount of cash equal to $28.25 per Share (the "Merger Consideration").

                 (b) Each issued and outstanding share of Axle Common Stock that is held in Axle's treasury or in the treasury of any subsidiary of Axle immediately prior to the Effective Time, if any, shall be cancelled and extinguished without the payment of any consideration therefor.

                 (c) Each share of capital stock of the Buyer issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01, of the Surviving Corporation.

        3.2 Payment for the Axle Common Stock.

                 (a) The Buyer, with the consent of Axle (which consent shall not be unreasonably withheld), shall select an entity to act as paying agent (the "Paying Agent") in effecting the payment of the Aggregate Merger Consideration in respect of (i) stock certificates (the "Certificates") that, prior to the Effective Time, represented Axle Common Stock and exercised Axle Options, and (ii) ESPP Purchase Rights remaining in effect as of the Effective Time, entitled to payment of the Aggregate Merger Consideration. At the Effective Time, the Buyer Parent shall deposit, or cause to be deposited, with the Paying Agent the Aggregate Merger Consideration. The expenses of and any indemnification obligations to the Paying Agent shall be the sole responsibility of the Buyer Parent and the Surviving Corporation. On or simultaneously with the Closing Date, Axle, the Buyer, the Buyer Parent and the Paying Agent shall enter into a paying agent agreement, on terms and conditions that are reasonably satisfactory to the parties thereto.

                 (b) Within a reasonable period prior to the Effective Time, Axle shall provide to the Paying Agent a form of letter of transmittal in a customary form mutually agreed upon by the Parties (the "Letter of Transmittal") which shall, among other things, specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and instructions for surrendering such Certificates and receiving the Merger Consideration in respect thereof. The Surviving Corporation shall cause the Paying Agent to mail, as soon as reasonably practicable after the Effective Time, the Letter of Transmittal to each Axle Shareholder of record at the Effective Time. Upon the surrender of each such Certificate for cancellation, together with such Letter of Transmittal, duly completed and validly executed, the Paying Agent shall, as promptly as practicable, (x) pay to the holder of such Certificate an aggregate amount equal to (i) the Merger Consideration multiplied by (ii) the number of shares of Axle Common Stock formerly represented by such Certificate, in consideration therefor, and such Certificate representing the Axle Common Stock shall forthwith be cancelled. Until so surrendered, each such Certificate (other than Certificates representing Axle Common Stock held by Axle or held in the treasury of Axle) shall represent solely the right to receive the Merger Consideration multiplied by the number of shares of Axle Common Stock represented thereby. No interest or dividends shall be paid or accrued on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any Person other than the Person in whose name the Certificate formerly representing Axle Common Stock surrendered thereof is registered, it shall be a condition to such right to receive payment of such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent the transfer or other similar Taxes required by reason of payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered, or shall establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable. The Paying Agent shall withhold or deduct for Taxes as required under applicable Law.

                 (c) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount, and otherwise in such substance and form, as the Surviving

Corporation may reasonably direct, as indemnity against any claim that may be made against the Surviving Corporation, the Buyer Parent and the Paying Agent with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which such Person is entitled pursuant to this Article III.

        3.3 Stock Transfer Books. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Axle Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing shares of Axle Common Stock are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the Merger Consideration.

        3.4 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of Axle Common Stock that are outstanding immediately prior to the Effective Time and which are held by Axle Shareholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have properly exercised dissenters' rights or rights of appraisal for such shares of Axle Common Stock in accordance with Illinois Law and who, as of the Effective Time, have not effectively withdrawn or lost such dissenters' rights (collectively, the "Dissenting Shares"), shall not be converted into or represent the right to receive any portion of the amounts to be paid pursuant to
Section 3.1, but the holders thereof shall only be entitled to such rights as are granted by Illinois Law. All Dissenting Shares held by Axle Shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their dissenters' rights shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the later of the Effective Time or the occurrence of such event, the right to receive the Merger Consideration to be paid pursuant to this Article III, without any interest thereon, upon surrender, in the manner provided in Section 3.2, for the Certificates that formerly evidenced such shares. Axle shall not take any action relating to the Dissenting Shares prior to the Effective Time without the consent of the Buyer Parent, which consent shall not be unreasonably withheld or delayed.

        3.5 Disposition of Axle Options and ESPP Purchase Rights.

                 (a) Except as set forth below, the Buyer Parent shall not assume any options to purchase shares of Axle Common Stock (except for any ESPP Purchase Right, each an "Axle Option") issued under Axle's 1991 Stock Option Plan, as amended (the "1991 Plan"), Axle's Supplemental Stock Option Plan, as amended (the "Supplemental Plan"), and Axle's 2003 Stock Incentive Plan, as amended (the "2003 Plan," and together with the 1991 Plan and the Supplemental Plan, collectively, the "Stock Option Plan"), or any other options, warrants or other rights to acquire Axle Common Stock and as of the Effective Time all outstanding Axle Options shall terminate, unless validly exercised prior thereto. Except as set forth below, no less than twenty (20) days prior to the Effective Time, Axle shall notify each holder of an Axle Option in writing (the "Option Notice") of the terms of the Merger and that all Axle Options shall be immediately and fully vested and exercisable, and that (i) all outstanding unexercised Axle Options granted under the 1991 Plan and the Supplemental Plan shall terminate as of the Effective Time, unless validly exercised prior thereto, and (ii) all outstanding unexercised Axle Options granted under the 2003 Plan shall be cancelled as of the Effective Time in exchange for a cash payment equal to, with respect to each such Axle Option, the excess of the Merger

Consideration, if any, over the Option Price. The Axle Shareholders who have elected to exercise their Axle Options prior to the Expiration Date shall have the option to either (i) deliver the Option Amount to the Paying Agent pursuant to the terms of the Option Notice, or (ii) receive an amount equal to the Option Payment Amount from the Paying Agent, so long as the Merger Consideration is greater than the Option Price. Notwithstanding the foregoing, upon the Merger, each Axle Option set forth on Schedule 3.5(a) of the Disclosure Schedule shall be converted into an option to acquire common stock, par value $0.01 per share of the Buyer Parent ("Buyer Parent Common Stock") upon substantially the same terms and conditions (including per share exercise price) as were in effect immediately prior to the Merger, provided such option holder executes a Consent to such conversion (the "Option Consent") in a form satisfactory to the Buyer Parent.

                 (b) As of the Announcement Date, the Axle Board shall cause Axle's Employee Stock Purchase Plan, as amended and restated as of June 16, 2004 (the "ESPP"), to be amended to provide that no future contributions to the ESPP shall be allowed following such date. At such time, Axle shall cause contributions to the ESPP to be discontinued and shall notify each participant in the ESPP of such discontinuation. To the extent any ESPP Purchase Right exists for any participant in the ESPP as of the Effective Time, then, in lieu of such participant receiving Axle Common Stock pursuant to the exercise of an ESPP Purchase Right, such ESPP Purchase Right shall be purchased from such participant (through a payment from the Paying Agent) in an amount equal to the ESPP Redemption Amount. Within a reasonable period prior to the Effective Time, Axle shall provide to the Paying Agent a form of letter of transmittal in a customary form mutually agreed upon by the Parties (the "ESPP Notice") which shall, among other things, notify each participant who has an ESPP Purchase Right of the terms of the Merger, and of such participant's ESPP Redemption Amount. The Buyer Parent shall cause the Paying Agent to mail on or immediately following the Effective Time the ESPP Notice and the ESPP Redemption Amount to each participant who has an ESPP Purchase Right. As of the Effective Time, the ESPP shall be terminated by the Surviving Corporation. Notwithstanding anything to the contrary in this Section 3.5(b), to the extent this Agreement is terminated and the Merger is not consummated pursuant to the terms set forth herein, Axle, shall have the right, in its sole discretion, to reinstate or terminate the ESPP.

                 (c) Axle shall use Reasonable Efforts to obtain all Consents required from any third party or option holder and take, or cause to be done, all things necessary and proper or advisable in compliance with the terms and conditions of the Stock Option Plan and the ESPP (including obtaining the Option Consents referred to in Section 3.5(a) and the Consents of holders of Axle Options under the 2003 Plan to the treatment described in Section 3.5(a)) to consummate and make effective, as soon as practicable, the transactions contemplated by Sections 3.5(a) and 3.5(b) hereof.

        3.6 Escheatment of Funds. None of the Parties nor any other Person shall be liable to any former Axle Shareholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any such amounts remaining unclaimed by any Axle Shareholder immediately prior to such time when such amounts would otherwise escheat to or become the property of any Governmental Authority, shall, to the extent permitted by applicable Laws, become the property of the Buyer Parent, free and clear of all claims or interest of any Person previously entitled thereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                     OF AXLE

        Except as set forth in the corresponding numbered sections of Axle's disclosure schedule delivered concurrently with the delivery of this Agreement, after giving effect to Section 11.12 (the "Disclosure Schedule"), Axle hereby represents and warrants to the Buyer and the Buyer Parent with respect to the matters specified in this Article IV as follows:

        4.1 Organization and Qualification. Each of the Acquired Companies is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Each of the Acquired Companies has the requisite entity power and authority to carry on its business as it is now being conducted. Each of the Acquired Companies is duly qualified to conduct business as a foreign entity and is in good standing under the Laws of each jurisdiction where the nature of its business or the ownership or leasing of its property requires such qualification, except for such jurisdictions where the failure to be qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        4.2 Authorization; Enforceability.

                 (a) Axle has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement; provided, that, the Axle Shareholder Approval is required for Axle to consummate the Merger. The execution and delivery of this Agreement and the performance of Axle's obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Axle, and no other corporate proceedings on the part of Axle are necessary to authorize the execution, delivery and performance of this Agreement (subject to, in the case of the Merger, obtaining the Axle Shareholder Approval). This Agreement has been duly executed and delivered by Axle and, assuming the due authorization, execution and delivery in each case by the other Parties hereto, will constitute, upon such execution and delivery, legal, valid and binding obligations of Axle, enforceable against Axle in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in Law or equity).

                 (b) The Axle Board, at a meeting duly called and held, and not rescinded or modified in any way, has by unanimous vote of all its members (other than any recused members) duly (i) approved this Agreement and determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable in the best interests of, the holders of Axle Common Stock, and (ii) resolved to recommend that the holders of Axle Common Stock vote for approval and adoption of this Agreement.

        4.3 Required Vote of Axle Shareholders. The affirmative vote of two-thirds (2/3) of the votes of the shares of the Axle Common Stock entitled to vote thereon is the only vote of any class or series of capital stock of Axle required by Illinois Law or Axle's Organizational Documents to adopt this Agreement (the "Axle Shareholder Approval").

        4.4 State Takeover Statutes. The Axle Board has taken all actions necessary so that the restrictions contained in Section 7.85 and Section 11.75 of the Illinois Law applicable to a business combination (as defined in Section
11.75 thereof) will not apply to the execution, delivery or performance of this Agreement or the Voting Agreement, the consummation of the Merger or other transactions contemplated by this Agreement or the Voting Agreement. True, correct and complete copies of all resolutions of the Axle Board reflecting such actions have been provided to the Buyer Parent. No other state takeover statute or similar statue or regulation is applicable to or purports to be applicable to the Merger or any of the transactions contemplated by this Agreement.

        4.5 Organizational Documents. Axle has made available to the Buyer Parent copies of each of the Acquired Companies respective Organizational Documents as currently in effect, and such copies are true and complete as of the date hereof.

        4.6 Capitalization; Subsidiaries.

                 (a) The authorized capital stock of Axle consists of 20,000,000 shares of Axle Common Stock and 5,000,000 shares of Axle Preferred Stock. As of the close of business on February 18, 2005, (a) 11,850,796 shares of Axle Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (b) no shares of Axle Preferred Stock were issued or outstanding; (c) 906,514 shares of Axle Common Stock were held in the treasury of Axle; (d) 484,846 shares of Axle Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Axle Common Stock under the 2003 Plan; (e) 1,216,410 shares of Axle Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Axle Common Stock under the 1991 Plan; (f) 7,000 shares of Axle Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Axle Common Stock under the Supplemental Plan; (g) 133,007 shares of Axle Common Stock were available for future grant under the 2003 Plan; (h) no shares of Axle Common Stock were available for future grant under the 1991 Plan; (i) 39,390 shares of Axle Common Stock were available for future grant under the Supplemental Plan; and (j) 83,524 shares of Axle Common Stock were available for future purchase under the ESPP. All of the outstanding shares of Axle Common Stock are, and all of the shares of Axle Common Stock issuable pursuant to the exercise of outstanding Axle Options and ESPP Purchase Rights will be, when issued in accordance with the respective terms thereof, issued and granted in compliance with all applicable securities laws and other applicable Laws, and are, or will be, duly authorized, validly issued, fully paid and nonassessable and free and clear of any and all Liens. Except as set expressly forth in this Section 4.6(a), there are no other shares of common stock or equity interests or other ownership interests of any class of Axle or any Axle Subsidiary, or any security exchangeable into or exercisable for such equity securities or other ownership interests, issued, reserved for issuance or outstanding. Since February 18, 2005, no shares of Axle Common Stock have been issued or agreed to have been issued by any Acquired Company, except (A) upon the exercise of Axle Options issued and outstanding as of the close of business on February 18, 2005 or (B) if the Effective Time occurs on or after July 1, 2005, as a result of the exercise of ESPP Purchase Rights outstanding on the Announcement Date in a manner consistent with past operation of the ESPP. The weighted average exercise price of all Axle Options set forth on Schedule 4.6 of the Disclosure Schedule is $13.5235. As of the date hereof, $75,878.94 has been contributed to the ESPP since the last bi-annual date that shares of Axle Common Stock were issued pursuant to the ESPP (the "Last ESPP Issuance Date") and following the Last ESPP Issuance Date no funds remained in the ESPP with respect to contributions prior to the Last ESPP Issuance Date. Assuming that the fair market value of Axle Common Stock at the end of the ESPP purchase period in which this Agreement has been executed is greater than the fair market value of Axle Common Stock at the beginning of such purchase period, no more than 4,076 shares of Axle Common Stock will be issuable under the ESPP in respect of funds contributed to the ESPP if the Effective Time were to occur on or after July 1, 2005, and the aggregate ESPP Redemption Amount (with respect to all ESPP Purchase Rights), pursuant to Section 3.5(b), shall not exceed $39,275. Except as set forth on
Schedule 4.6 of the Disclosure Schedule, Axle has no subsidiaries and owns no equity securities or other ownership interest of any other corporation, partnership or other entity. Axle is not a participant in any joint venture or similar arrangement. Schedule 4.6(a)(ii) of the Disclosure Schedule is a true and complete schedule of Axle's outstanding indebtedness (including letters of credit, capitalized leases and maximum amounts payable pursuant to earnout obligations) as of the close of business on February 18, 2005.

                 (b) Exhibit 21.1 to Axle's Annual Report on Form 10-K for the fiscal year ended December 28, 2003 sets forth a list of all of the Axle Subsidiaries and their respective jurisdictions of incorporation. All of the issued and outstanding shares of capital stock or other equity interests of each Axle Subsidiary are validly issued, fully paid and non-assessable, are owned by Axle or one or more Axle Subsidiaries, free and clear of any and all Liens.

        4.7 Options. Except as set forth on Schedule 4.6 of the Disclosure Schedule, there are no outstanding options, rights (preemptive or otherwise), or warrants to acquire capital stock from any of the Acquired Companies, and no calls, convertible or exchangeable securities, commitments, subscriptions or other rights or any other arrangements to which any of the Acquired Companies is a party requiring the issuance, sale or transfer of any equity securities of such entities, voting securities or any securities convertible directly or indirectly into equity securities or exchangeable for capital stock of any of such entities, or evidencing the right to subscribe for any equity securities of any of the Acquired Companies, or giving any Person (other than the Buyer Parent and the Buyer) any rights with respect to any equity securities of any of the Acquired Companies.

        4.8 SEC Filings; Financial Statements.

                 (a) Axle has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2002 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing and all documents incorporated by reference therein, collectively, the "Axle SEC Documents"). No Axle Subsidiary is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates and if amended prior to the date hereof, as of the date of the last such amendment, the Axle SEC Documents including, without limitation, any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, at such time of filing.

                 (b) Axle and each of its officers and directors are in compliance with, and have complied, in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder, and (ii) the applicable listing and corporate governance rules and regulations of NASDAQ. The management of Axle has
(i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Acquired Companies is made known to the management of Axle by others within those entities, and (ii) disclosed, based on its most recent evaluation, to Axle's outside auditors, the audit committee of the Axle Board and the Buyer Parent (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to materially affect Axle's ability to record, process, summarize and report financial data, and (B) any fraud, whether or not material, known to management that involves management or other employees who, in each case, have a significant role in Axle's internal control over financial reporting. There have been no material changes since December 26, 2004 in Axle's internal controls or in other factors that could significantly affect Axle's internal controls, or any significant deficiencies or material weaknesses in such internal controls requiring corrective actions. Axle has delivered to the Buyer Parent complete and accurate copies of notices received from its independent auditor prior to the date hereof of any significant deficiencies or material weaknesses in Axle's internal control over financial reporting since December 28, 2003 and any other management letter or similar correspondence from any independent auditor of Axle or any Axle Subsidiary received since December 28, 2003. Axle is implementing such programs and is taking such steps as it believes are necessary to effect compliance (not later than the relevant statutory and regulatory deadline therefor) with all provisions of Section 404 of the Sarbanes-Oxley Act that will become applicable to Axle and has not received, orally or in writing, any notification that its independent auditor (i) believes that Axle will not be able to complete its assessment before the reporting deadline, or, if completed, that it will not be completed in sufficient time for the independent auditor to complete its assessment, or (ii) will not be able to issue unqualified attestation reports with respect thereto. As of December 26, 2004, there were not, and as of the date hereof there are not, any significant deficiencies or material weaknesses (as such terms are defined in PCAOB Audit Standard No.2) in Axle's internal controls with respect to financial reporting requiring corrective action, and neither Axle's independent auditor nor any accounting firm, if any, which have reviewed Axle's internal controls have indicated to Axle that such auditor or firm believes any significant deficiencies or material weaknesses in internal controls with respect to financial reporting exist.

                 (c) Each set of consolidated financial statements (including in each case, any related notes thereto), contained in the Axle SEC Documents (i) was prepared from the books and records of Axle and the Axle Subsidiaries, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act), (iii) complied in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as in effect on the date of filing, (iv) except with respect to the unaudited financial statements contained in the Axle SEC Documents filed on form 10-Q of the Exchange Act, was accompanied by unqualified reports from the independent auditor opining on the same as to the financial statements contained therein and (v) fairly presents, in all material respects, the consolidated financial position of Axle and the consolidated Axle Subsidiaries as of their respective dates and the consolidated results of their respective operations and cash flows for the periods indicated therein, except that the unaudited interim financial statements were or are subject to normal year end adjustments which were not or are not expected to be material in amount.

                 (d) Prior to the date hereof, Axle has delivered to the Buyer Parent a draft consolidated balance sheet of Axle and the Axle Subsidiaries as of December 26, 2004 and drafts of the consolidated income statement and statement of cash flows for the year ended December 26, 2004 (collectively, the "Draft Financial Statements"). The Draft Financial Statements were prepared from the books and records of Axle and the Axle Subsidiaries, and fairly present, in all material respects, the consolidated financial position of Axle and the consolidated Axle Subsidiaries as of date indicated therein and the consolidated results of their respective operations and cash flows for the period then ended, subject to any audit by Axle's auditor.

                 (e) Except (i) as reserved against in the consolidated balance sheet (including the notes thereto) of Axle included in its Annual Report on Form 10-K for the fiscal year ended December 28, 2003, and (ii) for Liabilities incurred since December 28, 2003 in the ordinary course of business consistent with past practice, to the Acquired Companies' Knowledge, neither Axle nor any of the Axle Subsidiaries have any Liabilities of any nature (whether or not required by GAAP to be reflected in the audited financial statements of Axle and the Axle Subsidiaries) except for such Liabilities which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        4.9 Proxy Statement. The proxy statement or information statement to be sent to the Axle Shareholders in connection with the meeting of Axle Shareholders to consider the adoption of this Agreement, including any adjournment or postponement thereof (the "Axle Shareholders' Meeting") (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "Proxy Statement"), on the date first mailed to the Axle Shareholders, at the time of any amendment or supplement thereto and at the time of Axle Shareholders' Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement will, when filed by Axle with the SEC, comply in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations thereunder. Notwithstanding the foregoing, Axle makes no representation or warranty with respect to information supplied by or on behalf of the Buyer Parent or the Buyer specifically for inclusion in the Proxy Statement or any amendment or supplement thereto.

        4.10 Taxes. Except where the failure to do so would not have or result in a Material Adverse Effect or except as set forth on Schedule 4.10 of the Disclosure Schedule:

                 (a) The Acquired Companies have timely filed, or have timely filed for extensions to file, all Federal income and other material Tax Returns required to be filed by them through the date hereof. Such Tax Returns are true, correct and complete in all material respects. The Acquired Companies have timely paid and discharged all Taxes due and payable by them (whether or not shown on such Tax Returns). The Acquired Companies have withheld, collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by Law to be withheld or collected.

                 (b) None of the Acquired Companies is a party to any Tax allocation or sharing agreement.

                 (c) None of the Acquired Companies is a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of state, local, or foreign Law) filing a consolidated Federal income Tax Return or has any Liability for the Taxes of any Person (other than any of the Acquired Companies) under Treasury Regulation
Section 1.1502-6 or any analogous or similar provision of Law (other than the affiliated group of which Axle is the common parent).

                 (d) There are not being conducted or Threatened any material audits, examinations, investigations, litigation or other proceedings in respect of Taxes of the Acquired Companies.

                 (e) No Acquired Company has consented to extend the time in which any Tax may be assessed or collected by any taxing authority.

        4.11 Material Contracts. Except as filed as exhibits to the Axle SEC Documents filed prior to the date hereof or as listed or described on Schedule
4.11 of the Disclosure Schedule, as of the date hereof, none of the Acquired Companies is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K) or (ii) any Contract of the type described below (such Contracts of the type described in (i) and (ii), are herein referred to as the "Material Contracts"):

                 (a) any consulting agreement or employment agreement that provides for annual compensation exceeding $150,000 per year and which cannot be terminated by the Acquired Companies without penalty on notice of thirty (30) days or less, and any collective bargaining arrangement with any labor union and any such agreements currently in negotiation or proposed;

                 (b) any Contract for capital expenditures or the acquisition of fixed assets in excess of $500,000;

                 (c) any Contract for the purchase, maintenance or acquisition, or the sale or furnishing of materials, supplies, merchandise, equipment, parts or other property or services requiring remaining aggregate future payments in excess of $250,000;

                 (d) any Contract that restricts or purports to restrict the right of any Acquired Company, or, to Acquired Companies' Knowledge, any officer or key executive of any of the Acquired Companies, to engage in any line of business or in any geographic area, compete with any Person or sell any product;

                 (e) any Contract relating to the acquisition or disposition of any material assets or Real Property;

                 (f) any Contract relating to the borrowing of money, or the guaranty of another Person's borrowing of money or other obligation, including, without limitation, all notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed indebtedness;

                 (g) any Contract granting any Person a material Lien on all or any part of the material assets of the Acquired Companies, taken as a whole, other than Liens which will be released at the Closing;

                 (h) any Contract between Axle and any of the Axle Subsidiaries, on the one hand, and any of their respective officers or directors (or Affiliates) on the other hand, except for such Contracts that are made in the ordinary course of business or that are de minims in value or effect;

                 (i) any voting or other Contract governing how any shares of Axle Common Stock shall be voted; or

                 (j) any Contract under which any of the Acquired Companies (i) has granted or received a material license or sublicense, (ii) under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment in an amount in excess of $250,000, other than licenses for commercially available prepackaged software, or (iii) restricting the Acquired Companies rights to use or register any intellectual property owned or purported to be owned by the Acquired Companies.

        The Acquired Companies have made available to the Buyer Parent a true and complete copy of each written Material Contract. Except as set forth on
Schedule 4.11 of the Disclosure Schedule, each Material Contract is in full force and effect, represents a valid and binding obligation of the applicable Acquired Company, and, to Acquired Companies' Knowledge, a valid and binding obligation of each other party thereto, and is enforceable against each party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in Law or equity). Each of the Acquired Companies has performed in all material respects all obligations required to be performed by it under each Material Contract, and to Acquired Companies' Knowledge, each other party to each Material Contract has performed in all material respects all obligations required to be performed by it under such Material Contract.

        4.12 Real Property

                 (a) Schedule 4.12 of the Disclosure Schedule sets forth a true and complete list of all real estate (i) in which any of the Acquired Companies have an ownership interest (such real estate owned by the Acquired Companies is herein referred to as the "Owned Property") and (ii) all real property leased or subleased by any of the Acquired Companies (such real property leased or subleased by any of the Acquired Companies is herein referred to as the

"Leased Property"; the Owned Property and the Leased Property being referred to collectively herein as the "Real Property"). Each Acquired Company has good, valid and marketable fee simple title to each parcel of Owned Property owned by such Acquired Company, free and clear of all Liens except for Permitted Liens. Each Acquired Company has a valid unencumbered leasehold interest in the Leased Property leased or subleased by such Acquired Company, in each case free and clear of all Liens, except for (i) Liens listed or described on Schedule 4.12 of the Disclosure Schedule, or (ii) Permitted Liens. Except as set forth on
Schedule 4.12 of the Disclosure Schedule, the Real Property constitutes all real properties currently used or occupied by the Acquired Companies in connection with the Business.

(b) The Acquired Companies have made available to the Buyer Parent true and complete copies of each underlying lease or sublease with respect to each Leased Property (each, a "Lease") and all other material agreements pertaining to the Real Property. With respect to each of the Leases: (i) there are no existing monetary defaults or material non-monetary defaults under any Lease by any Acquired Company or, to Acquired Companies' Knowledge, the lessor thereof; (ii) to Acquired Companies' Knowledge, no event has occurred which (with notice, lapse of time or both) would constitute a monetary breach or default or material non-monetary breach or default under any Lease by any party; (iii) each Acquired Company's possession and quiet enjoyment of any Leased Property under such Lease has not been disturbed in any material respect; and (iv) except as set forth on
Schedule 4.12 of the Disclosure Schedule, no Acquired Company has assigned its interest under any Lease or sublet any part of the premises covered thereby or exercised any right or option thereunder.

   4.13  Litigation.

         (a) Except as disclosed in the Axle SEC Documents filed prior to the date hereof or as set forth on Schedule 4.13(a) of the Disclosure Schedule, (i) there are no suits, actions, proceedings, investigations, claims or orders (collectively, "Actions") pending or, to Acquired Companies' Knowledge, Threatened, against, the Acquired Companies or any of their respective properties, officers or directors, or for which any of the Acquired Companies is obligated to indemnify a third party, before any court or Governmental Authority, agency or official, which, if the relief request is granted, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) no Acquired Company is subject to any Governmental Order.

         (b) Except as set forth on Schedule 4.13(b) of the Disclosure Schedule (which shall be updated prior to Closing as required by Section 6.6(a)), there are no Actions pending or, to Acquired Companies' Knowledge, Threatened, against or otherwise affecting Axle or any of the Axle Subsidiaries relating to "clean title" matters (including the types of claims which are the subject of dispute in the matter captioned Gridley v. State Farm Automobile Insurance Company) or any claim or Action brought under the Racketeer Influenced and Corrupt Organizations Act.

    4.14 Compliance with Applicable Laws. Except as disclosed in the Axle SEC Documents filed prior to the date hereof or as set forth or referred to on
Schedule 4.14 of the Disclosure Schedule and except where any such violation or failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2002, each of the Acquired Companies has complied in all material respects with all

Laws applicable to it or to the operation of the Business, or by which any property or asset of any of the Acquired Companies is bound or affected.

    4.15 No Violation.

         (a) Except as set forth on Schedule 4.15 of the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the performance by Axle of the transactions contemplated hereby will (i) constitute a default under, or violate any provision of, the Organizational Documents of any of the Acquired Companies, (ii) result in a default (or an event which with notice or lapse of time or both would become a default) or breach, or give rise to any right of termination, cancellation or acceleration, or require any Consent under, or result in the creation of a Lien on any property or asset of any of the Acquired Companies pursuant to the terms, conditions or provisions of any Contract or other instrument or obligation to which an Acquired Company is a party, or (iii) conflict with or violate any Laws applicable to an Acquired Company or by which any of its respective properties or assets is bound, except with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect or (y) prevent or materially delay the performance of this Agreement by Axle or the ability of Axle to take any action necessary to consummate the Merger.

         (b) The execution and delivery of this Agreement by Axle does not, and the performance of this Agreement by Axle will not, require any Consent or permit of, or filing with, or notification to, any Governmental Authority or any other Person (assuming the Axle Shareholder Approval is obtained), except (i) under the Exchange Act, the Securities Act, any applicable blue sky laws, or the rules and regulations of NASDAQ, (ii) under the HSR Act, (iii) the filing and recordation of the Articles of Merger as required under Illinois Law and (iv) for such other Consents, filings or notifications, the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect or (y) prevent or materially delay the performance of this Agreement by Axle or the ability of Axle to take any action necessary to consummate the Merger.

    4.16 Intellectual Property.

         (a) Schedule 4.16(a) of the Disclosure Schedule sets forth a list of all (i) trademark and service mark registrations and pending registration applications, trade names, Acquired Companies names, and domain names, (ii) patents and pending patent applications, (iii) copyright registrations and registration applications, and (iv) computer software (other than commercially available prepackaged computer software generally available to the public pursuant to non-exclusive end-user licenses with an acquisition price of less than $10,000), which are, in each case, either (x) owned or purported to be owned by one or more of the Acquired Companies (the "Company Owned Intellectual Property") or (y) material to the operation of the Business and are owned by third parties and used or held for use pursuant to a valid license by one or more of the Acquired Companies (the "Company Licensed Intellectual Property").
Schedule 4.16 of the Disclosure Schedule additionally sets forth a list of all material license agreements and arrangements with respect to any of the Intellectual Property to which any of the Acquired Companies is a party, whether as licensee, licensor or otherwise (other than non-exclusive end-user licenses for commercially available prepackaged computer software generally available to the public). The Acquired Companies are the sole and exclusive owners of all Company Owned Intellectual Property.

         (b) Except as set forth on Schedule 4.16(b) of the Disclosure Schedule, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) to Acquired Companies' Knowledge, none of the Acquired Companies has infringed or misappropriated, or is now infringing or misappropriating, the intellectual property rights of any third parties, (ii) there is no, nor has there been in the past three (3) years, any claim pending or, to Acquired Companies' Knowledge, Threatened, against any of the Acquired Companies with respect to the alleged infringement or misappropriation by the Acquired Companies of any intellectual property rights of others, and (iii) to Acquired Companies' Knowledge, no third party is infringing or misappropriating the Intellectual Property and no claim against a third party with respect to the alleged infringement or misappropriation of the Intellectual Property is currently, nor in the past three (3) years has been, pending or Threatened.

         (c) The consummation of the transactions contemplated by this Agreement will not result in the material loss or impairment of or payment of any additional material amounts with respect to, nor require the consent of any other Person in respect of, the Acquired Companies' right to own, use, or hold for use any of the Company Owned Intellectual Property or Company Licensed Intellectual Property.

    4.17 Absence of Certain Changes. Since September 30, 2004, except as set forth in the Axle SEC Documents filed prior to the date hereof, or as set forth on Schedule 4.17 of the Disclosure Schedule and except as specifically contemplated by this Agreement, (a) the Acquired Companies have conducted their respective operations only in the ordinary course of business consistent with past practices, (b) there has not been a Material Adverse Effect, and (c) none of the Acquired Companies has taken any action that, if taken during the period between the date of this Agreement through the Effective Time, would constitute a violation of Section 6.1.

    4.18 Insurance Policies. The Acquired Companies have made available to the Buyer Parent correct and complete copies of all material insurance policies, including without limitation, general liability policies, product liability, comprehensive general liability and umbrella insurance policies maintained as of the date hereof by the Acquired Companies (the "Insurance Policies"), together with descriptions of "self-insurance" programs. All Insurance Policies are valid and in full force and effect and none of the Acquired Companies are in material default under any of the Insurance Policies. Schedule 4.18 of the Disclosure Schedule lists each material claim made under an Insurance Policy at any time during the one year period prior to the date hereof. None of the Acquired Companies has received written notice under any Insurance Policy denying or disputing any claim (or coverage with respect thereto) made by an Acquired Company or regarding the termination, cancellation or material amendment of, or material premium increase with respect to, any Insurance Policy, in each case, at any time during the two year period prior to the date hereof.

    4.19 Licenses and Permits. The Acquired Companies possess, and at all times since January 1, 2003 have possessed, all Licenses and Permits necessary for the conduct of the Business as currently conducted by the Acquired Companies, except where the failure to hold such Licenses and Permits, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect. The Acquired Companies are, and at all times since January 1, 2003, have been, in compliance with the terms and conditions of the Licenses and Permits, and none of the Acquired Companies has received written notice that any such Acquired Company is in violation of any of the terms or conditions of the Licenses and Permits, or alleging the failure to hold or obtain any Licenses and Permits required to lawfully conduct the Business, except violations or failures that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. None of the Acquired Companies has received written notice that any of the Licenses and Permits will not be renewed, and there are no Actions pending to revoke or withdraw any such Licenses and Permits, except for such non-renewals, revocations or withdrawals as, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect.

    4.20 Employee Benefit Plans.

         (a) Schedule 4.20 of the Disclosure Schedule contains a list of each material Employee Plan. Axle has made available to the Buyer Parent: (i) a complete copy of each Employee Plan and any amendments thereto (or if the Employee Plan is not a written Employee Plan, a description thereof) as in effect on the date hereof; (ii) a copy of each trust agreement or other funding vehicle with respect to each such plan; (iii) a copy of the most recently received determination letter, if any, and any and all rulings or notices issued by a Governmental Authority, with respect to each such plan; and (iv) a copy of the Form 5500 Annual Report, if any, for the two most recent plan years for such plan.

         (b) Except as could not give rise to any material Liability, whether direct or indirect, to the Acquired Companies, each Employee Plan (i) has been operated and administered in compliance with its terms (except as otherwise required by Law) and all applicable requirements of ERISA and the Code and with any applicable reporting and disclosure requirements, including but not limited to the requirement of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code; and (ii) with respect to each Employee Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and, to the Acquired Companies' Knowledge no event has occurred since the date of such determination letter that would reasonably be expected to affect the tax qualification of such Employee Plan. Except as could not give rise to material Liability to the Acquired Companies, with respect to each Employee Plan, no Person has entered into any nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code.

         (c) Except as set forth on Schedule 4.20 of the Disclosure Schedule, none of the Acquired Companies nor any Plan Affiliate maintains or is required to contribute to any employee benefit plan which (i) is a "multiemployer plan" within the meaning of Section 3(37) of ERISA, (ii) is a "multiple employer plan" within the meaning of Code Section 413(c), (iii) is a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA, (iv) is subject to the funding requirements of Section 412 of the Code or Title IV of ERISA (a "Title IV Plan"), or (v) provides for post-retirement medical, life insurance or other welfare-type benefits (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar state law).

         (d) No Liability or contingent Liability under Title IV or Section 302 of ERISA has been incurred by the Acquired Companies, or any Plan Affiliate thereof, that has not been satisfied in full, and no condition exists that presents a material risk to the Buyer, the Buyer Parent or any Plan Affiliate thereof, of incurring any such Liability or contingent Liability, other than Liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). Insofar as the representation made in this Section 4.20(d) applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each Title IV Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Acquired Companies, or any Plan Affiliate thereof, made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date.

         (e) Except as set forth on Schedule 4.20 of the Disclosure Schedule, no amounts payable under the Employee Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

         (f) Except as set forth on Schedule 4.20 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Acquired Companies to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

         (g) To the Acquired Companies' Knowledge, there are no pending, Threatened or anticipated claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan, or otherwise involving any such Employee Plan (other than routine claims for benefits).

    4.21 Environmental, Health and Safety Matters.

         (a) The Acquired Companies are in compliance, in all material respects, with all Environmental, Health and Safety Requirements.

         (b) The Acquired Companies have not, since January 1, 2002 or to Acquired Companies' Knowledge prior thereto, received any notice of any material Environmental Claim or to Acquired Companies' Knowledge are the subject of any material investigation or inquiry arising under Environmental, Health and Safety Requirements, including any investigatory, remedial or corrective obligation, relating to the Acquired Companies or the Real Property.

         (c) There is no material Environmental Claim pending or Threatened against any of the Acquired Companies.

         (d) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern that could form the basis of any material Environmental Claim against any of the Acquired Companies.

         (e) Notwithstanding any other representations made by the Acquired Companies in this Agreement (other than those set forth in Section 4.8 hereof), this Section 4.21 constitutes the sole and exclusive representations and warranties of the Acquired Companies with respect to any environmental, health and safety matters, including without limitation any arising under Environmental, Health and Safety Requirements.

    4.22 Labor Matters. To Acquired Companies' Knowledge, no current senior executive officer of any of the Acquired Companies has provided written notice of termination of employment with any of the Acquired Companies. Except as set forth on Schedule 4.22 of the Disclosure Schedule, there is no, and within the one year period prior to the date hereof, none of the Acquired Companies has experienced any material labor dispute, strike, slowdown, stoppage, lockout, allegation, charge, grievance or complaint of unfair labor practice, employment discrimination or, to Acquired Companies' Knowledge, union organizational activity; nor to Acquired Companies' Knowledge, is any such action Threatened against any of the Acquired Companies. None of the Acquired Companies is a party to any collective bargaining agreement or similar agreement with any labor organization and there is no organizational effort presently being made on behalf of any labor union with respect to the Business.

    4.23 Opinion of Financial Advisor. William Blair & Company, L.L.C. has rendered an opinion to the Axle Board, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the Axle Shareholders.

    4.24 Brokers. Except for any fees to be paid to William Blair & Company, L.L.C., no broker, finder, financial advisor or other intermediary or agent is entitled to any brokerage fees, finder's fees or other fees or commissions in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquired Companies.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                              AND THE BUYER PARENT

         The Buyer and the Buyer Parent hereby, jointly and severally, represent and warrant to Axle as follows:

    5.1 Organization and Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Illinois. The Buyer Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

    5.2 Authorization; Enforceability. Each of the Buyer and the Buyer Parent has the requisite entity power and authority to execute and deliver this Agreement, to perform their respective obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the performance of the obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Buyer Parent, and no other corporate proceedings on the part of the Buyer and the Buyer Parent are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by each of the Buyer and the Buyer Parent, and, assuming the due authorization, execution and delivery by the other Parties hereto, will constitute, upon such execution and delivery in each case thereof, legal, valid and binding obligations of each of the Buyer and the Buyer Parent, enforceable against each of the Buyer and the Buyer Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in Law or equity).

    5.3 No Violation. Neither the execution and delivery of this Agreement, nor the performance by it of the transactions contemplated hereby will (a) constitute a default under the Organizational Documents of either of the Buyer or the Buyer Parent, or (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any Consent under any of the terms, conditions or provisions of any material mortgage, loan, license, agreement, lease or other instrument or obligation to which either the Buyer or the Buyer Parent is a party, or (c) conflict with or violate any Laws applicable to the Buyer or the Buyer Parent or by which any of their respective properties is bound, except with respect to clauses (b) and (c), for any such defaults, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer and the Buyer Parent to perform their respective obligations hereunder. No representation is made with respect to the foregoing matters insofar as they relate to, or are required by reason of, the legal or regulatory status of, the activities of, or facts specifically pertaining to, the Acquired Companies.

    5.4 Financing. The Buyer Parent and the Buyer have previously delivered to Axle the following: (i) commitment letters from Bear, Stearns & Co. Inc. and Deutsche Bank Securities Inc. (collectively, the "Lenders"), providing the terms and conditions upon which the Lenders have committed to provide the Buyer Parent and the Buyer with senior debt financing in an aggregate amount equal to $165,000,000 (the commitment letter with respect to the senior debt financing, the "Senior Debt Letter") and subordinated debt financing in an aggregate amount equal to $150,000,000 (the commitment letter with respect to the subordinated debt financing, the "Subordinated Debt Letter", and together with the Senior Debt Letter, the "Indebtedness Commitment Letters") and (ii) a fully executed letter (the "Equity Commitment Letter"), pursuant to which Kelso & Company, L.P. has committed to provide or cause to be provided equity financing to the Buyer Parent and the Buyer in an aggregate amount of $148,700,000 (the Equity Commitment Letter, together with the Indebtedness Commitment Letters, the "Financing Letters"). The financing contemplated by the Financing Letters (the "Financing"), together with the excess Axle cash and option proceeds referred to therein, are sufficient to pay the Aggregate Merger Consideration and pay all fees and expenses to be paid by the Buyer Parent, the Buyer or any of their respective Affiliates related to the transactions contemplated hereby (the sum total of the foregoing amounts, the "Required Cash Amount").

    5.5 Litigation. As of the date hereof, there are no Actions pending, or to the Buyer or the Buyer Parent's knowledge, Threatened, against either of the Buyer or the Buyer Parent, nor is either of the Buyer or the Buyer Parent subject to any judgment, order or decree of any court or

Governmental Authority which would seek to prevent any of the transactions contemplated by this Agreement.

    5.6 Governmental Approvals and Filings. Except as required by the HSR Act and applicable requirements, if any, of the Exchange Act, the Securities Act, Illinois Law, or blue sky laws, and except for filings required in connection with the Financing (or any Substitute Debt Financing or replacement financing) or with any secretary of state or related Governmental Authority in connection with any amendment of any organizational document of such party, no material Consent with, or notice to, or filing with, any Governmental Authority is required to be obtained or delivered by either of the Buyer or the Buyer Parent in connection with the execution, delivery and performance of this Agreement by either of the Buyer or the Buyer Parent. No representation is made with respect to the foregoing matters insofar as they relate to, or are required by reason of, the legal or regulatory status of, the activities of, or facts specifically pertaining to, the Acquired Companies.

    5.7 Brokers. Except as set forth on Schedule 5.7 of the Disclosure Schedule, no broker, finder, financial advisor or other intermediary or agent is entitled to any brokerage fees, finder's fees or other fees or commissions in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either of the Buyer or the Buyer Parent.

                                   ARTICLE VI

                                COVENANTS OF AXLE

    6.1 Conduct of Business. Except as specifically permitted by this Agreement, as set forth on Schedule 6.1 of the Disclosure Schedule or as otherwise consented to in writing by the Buyer Parent or the Buyer (which such consent may not be unreasonably withheld, conditioned or delayed), from the date hereof through the Closing, Axle covenants and agrees (as to itself and it agrees to cause each of the Axle Subsidiaries to comply with the restrictions set forth in this Section 6.1) that:

         (a) Except for salary increases or the introduction of new or modifications to employee benefit arrangements in the ordinary course of business consistent with past practices, the Acquired Companies shall not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, (ii) enter into any new employment, severance, consulting, or other compensation agreement with any of its existing employees, (iii) amend or enter into a new Employee Plan (except as required by Law), (iv) make or agree to make any bonus or profit sharing payments to any employee, (v) pay any severance or termination pay other than severance or termination pay that is required to be paid pursuant to the terms of an existing Employee Plan, or (vi) make any contribution to any Employee Plan other than regularly scheduled contributions and contributions required pursuant to the terms of such Employee Plan.

         (b) Subject to the terms and conditions of this Agreement, the Acquired Companies shall use Reasonable Efforts to keep available the services of its present employees and preserve the goodwill, reputation and present relationships of the Business with suppliers, customers, licensors and others having business relations with them.

         (c) The Acquired Companies shall conduct the Business in all material respects according to its ordinary course of business in substantially the same manner as heretofore conducted, consistent with past practices.

         (d) The Acquired Companies shall not issue, deliver, pledge, transfer, encumber or sell, or authorize or propose the issuance, delivery, pledge, transfer, encumbrance or sale of (i) any equity interests, (ii) any securities convertible into or exchangeable or exercisable for equity interests, or (iii) any rights, warrants, calls, subscriptions or options to acquire equity interests.

         (e) The Acquired Companies shall not (i) amend any of their respective Organizational Documents, (ii) reclassify, combine, split, subdivide or amend the terms of any of their capital stock, or (iii) amend any material term of any outstanding security issued by any of them.

         (f) The Acquired Companies shall not (i) sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its material assets, properties or rights other than in the ordinary course of business consistent with past practices, or (ii) acquire, or agree to acquire, any business or Person or any assets, stock or operations of any Person, other than in the ordinary course of business consistent with past practices.

         (g) The Acquired Companies shall not (i) incur any indebtedness (including letters of credit, capitalized leases and earnout obligations) except in the ordinary course of business in an amount not to exceed $2,000,000 (exclusive of letters of credit in connection with workmen's compensation arrangements and indebtedness incurred to pay expenses pursuant to Section 7.4(c)); provided that in no event shall the Acquired Companies' aggregate indebtedness (including letters of credit, capitalized leases and earnout obligations) exceed the amount of aggregate indebtedness set forth on Schedule 4.6(a)(ii) of the Disclosure Schedule, or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others; or (ii) make any loans or advances to any person except in the ordinary course of business in an aggregate principal amount not to exceed $100,000 at any time outstanding.

         (h) The Acquired Companies shall not create, assume or otherwise incur any material Lien on any asset or property, other than Permitted Liens.

         (i) The Acquired Companies shall not (i) relinquish, waive, release or permit to lapse (other than by its terms) any material Contractual or other material right or claim or (ii) settle or compromise any material Action.

         (j) The Acquired Companies shall not make or change any election relating to Taxes, change any accounting method relating to Taxes unless required by GAAP, file an amended Tax Return, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or waive any statute of limitation for any such claim or assessment.

         (k) The Acquired Companies shall not enter into, terminate or amend any Material Contract except in the ordinary course of business consistent with past practices.

         (l) The Acquired Companies shall not adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization.

         (m) The Acquired Companies shall not (i) other than as contemplated under any option agreement, redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other securities of itself or any other Acquired Company, or (ii) declare, set aside, make or pay any dividend or other distribution or stock split with respect to any of its capital stock.

         (n) The Acquired Companies shall not make capital expenditures in excess of the applicable amounts set forth in Axle's quarterly budget with respect to any monthly or quarterly capex.

         (o) The Acquired Companies shall not take, or agree to or commit to take, any action that is intended or would reasonably be expected to result in any of the conditions to the Closing set forth in Article VIII not being satisfied.

         (p) The Acquired Companies shall not agree, propose, authorize or enter into any commitment to take any action described in the foregoing subsections
(a)-(o) of this Section 6.1, except as otherwise permitted by this Agreement.

    6.2 Proxy Statement. As promptly as practicable after the date of this Agreement, Axle shall prepare and file with the SEC, use all Reasonable Efforts to have cleared by the SEC, and promptly thereafter mail or caused to be mailed to the Axle Shareholders, the Proxy Statement. The Buyer Parent and the Buyer agree to cooperate with Axle in the preparation of the Proxy Statement and other solicitation materials of Axle. Axle shall consult with the Buyer Parent, and the Buyer Parent and its counsel shall be given reasonable opportunity to review and comment on the draft Proxy Statement each time before it is filed with the SEC. The Proxy Statement shall contain the recommendation of the Axle Board that Axle's Shareholders approve and adopt this Agreement, and such recommendation shall not be withdrawn, modified or amended, subject to any withdrawal, modification or amendment permitted by Section 6.5(c) of this Agreement. Axle shall provide the Buyer Parent and its counsel in writing with any written comments (and orally, any oral comments) Axle or its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments and shall consult with the Buyer Parent and its counsel prior to responding to such comments and shall give due regard to any comments made by such Persons. If at any time prior to the Axle Shareholder Meeting any event should occur which is required by applicable Law to be set forth in an amendment of, or a supplement to, the Proxy Statement, Axle will prepare and mail such amendment or supplement as promptly as practicable; provided, however, that prior to such mailing, Axle shall consult with the Buyer Parent and its counsel with respect to such amendment or supplement and shall afford the Buyer Parent and its counsel reasonable opportunity to comment thereon and shall give due regard to any comments made by such Persons.

    6.3 Axle Shareholders' Meeting. As promptly as practicable after the date of this Agreement and clearance by the SEC of the Proxy Statement, Axle shall take all action necessary in accordance with Illinois Law and its Organizational Documents to duly call and convene the Axle Shareholders' Meeting. Axle shall, subject to the applicable fiduciary duties of Axle's Board, as determined by such directors in good faith with the advice of its outside corporate counsel, use Reasonable Efforts to solicit from the Axle Shareholders proxies in favor of the adoption of this Agreement.

    6.4 Filings; Consents; Etc. Axle shall use Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable in compliance with applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby. Without limiting the generality of the foregoing, Axle shall give all notices, make all required filings with or applications to Governmental Authorities, and use Reasonable Efforts to obtain all Consents of all third parties, including Governmental Authorities, necessary for the Parties to consummate the transactions contemplated hereby. In addition, Axle agrees to use Reasonable Efforts to (a) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby, and (b) cause the conditions set forth in Section 8.1 and Section 8.2 to be satisfied and to consummate the transactions contemplated hereby.

    6.5 No Solicitation.

         (a) From and after the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Axle will not, and will not permit its directors, officers, investment bankers, attorneys and accountants to, and will use its Reasonable Efforts to cause its employees, Affiliates, representatives and other agents not to, directly or indirectly, (i) solicit, initiate, facilitate or encourage any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in negotiations or discussions concerning, or provide any non-public information (or otherwise afford access to the properties, books or records of Axle or any Axle Subsidiary) to any Person or entity in connection with, any Acquisition Proposal, (iii) agree to, enter into any letter of intent or similar agreement in principle with respect to, approve, recommend or otherwise endorse or support any Acquisition Proposal, or (iv) grant any waiver or release under any standstill or similar agreement to which Axle is a party (including any agreement entered into in connection with the solicitation of proposals by William Blair & Company, L.L.C.) to any Person who has made, or who has disclosed to Axle that it is considering making, an Acquisition Proposal. Upon execution of this Agreement, Axle shall, and shall cause the Axle Subsidiaries and their respective representatives and agents to cease immediately and cause to be terminated any and all existing discussions, conversations, negotiations and other communications with any Person conducted heretofore with respect to (other than as required to terminate such discussions, arrangements or agreements), or that could reasonably be expected to lead to, an Acquisition Proposal.

         (b) Notwithstanding the provisions of Section 6.5(a), prior to obtaining Axle Shareholder Approval, nothing contained in this Agreement shall prevent Axle or the Axle Board, directly or through representatives or agents on behalf of the Axle Board, from (i) furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide Acquisition Proposal by such Person, if (A) such Acquisition Proposal would, if consummated, result in a transaction that, in the reasonable judgment of the Axle Board, would be a Superior Proposal, (B) the Axle Board believes (after consulting with outside corporate counsel), that the failure to take such action presents a reasonable risk of constituting a breach of the fiduciary duties of the Axle Board under Illinois Law, (C) Axle has provided the Buyer Parent two
(2) Business Days' notice of such determination and (D) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, Axle's Board receives from such Person an executed confidentiality agreement on terms no less favorable to Axle than the Confidentiality Agreement, or (ii) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or other applicable Law with regard to an Acquisition Proposal.

                  (c) In the event Axle receives a Superior Proposal prior to obtaining Axle Shareholder Approval, nothing contained in this Agreement shall prevent the Axle Board from recommending such Superior Proposal to the Axle Shareholders, if the Axle Board believes (after consulting with outside corporate counsel), that the failure to take such action presents a reasonable risk of constituting a breach of the fiduciary duties of the Axle Board to the Axle Shareholders under Illinois Law; in such case, the Axle Board may amend, withhold or withdraw its recommendation of the Merger (a "Change in Recommendation"). Subject to the right of termination set forth in Section 10.1, except to the extent expressly set forth in this Section 6.5, nothing shall relieve Axle from complying with all other terms of this Agreement.

                  (d) Axle shall promptly notify the Buyer Parent of Axle's receipt of any Acquisition Proposal (or any inquiry that could reasonably be expected to lead to an Acquisition Proposal) and shall inform the Buyer Parent of the terms and conditions thereof and the identity of the party making such Acquisition Proposal or inquiry. Axle shall promptly inform the Buyer Parent of any changes to the terms and conditions of any Acquisition Proposal and shall keep the Buyer Parent updated as to the general status of any ongoing discussions or negotiations regarding or relating to any Acquisition Proposal.

        6.6 Schedules Update; Certain Notices.

                  (a) Prior to the Closing, Axle shall supplement or amend the Disclosure Schedules if it becomes aware of any matter heretofore existing or hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is otherwise necessary to correct any information in such Disclosures Schedules which has been rendered inaccurate thereby. For purposes of determining satisfaction of the conditions set forth in Section 8.2(a), the Disclosure Schedules delivered by Axle shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

                  (b) From and after the date of this Agreement until the Closing, Axle shall promptly notify the Buyer Parent of (a) the occurrence, or non-occurrence, of any event that would be likely to cause any of the conditions set forth in Article VIII of this Agreement not to be satisfied or (b) the failure of Axle to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition set forth in
Article VIII of this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the Buyer or the Buyer Parent.

                  (c) Axle shall comply with Schedule 6.6(c).

        6.7 Financial Statements.

                  (a) Axle shall use Reasonable Efforts to deliver to the Buyer Parent (i) as soon as practicable after the date hereof, audited consolidated balance sheets for Axle and the Axle Subsidiaries as of December 26, 2004 and December 28, 2003, and audited consolidated statements of earnings and cash flows for Axle and the Axle Subsidiaries for the years ended December 26, 2004, December 28, 2003 and December 29, 2002, accompanied by an unqualified report from Axle's independent auditors (the "Updated Financial Statements"), (ii) as soon as practicable following March 27, 2005, an unaudited consolidated balance sheet for Axle and the Axle Subsidiaries as of March 27, 2005 and unaudited consolidated statements of earnings and cash flows for Axle and the Axle Subsidiaries for the three-month period then ended; and (iii) in the event that the Closing has not occurred by the end of any subsequent fiscal quarter of Axle and the Axle Subsidiaries, as soon as practicable after the end of each such fiscal quarter, an unaudited consolidated balance and unaudited statements of earnings and cash flows as of and for the periods then ended.

                  (b) In addition to and without limiting the foregoing, from the date hereof until the Effective Time, Axle shall furnish to the Buyer Parent, within fifteen (15) Business Days after the end of each month, the standard monthly reporting package set forth in Schedule 6.7(b) of the Disclosure Schedule.

                  (c) Following the date hereof, Axle shall inform the Buyer Parent if Axle's independent auditor or any accounting firm, if any, which has reviewed Axle's internal controls with respect to financial reporting indicates to Axle that any significant deficiencies or material weaknesses in such internal controls exist.

        6.8 Regulatory Filings. Axle shall (a) make any filings required of it or its Affiliates under the HSR Act and other antitrust Laws applicable to the transactions contemplated hereby as promptly as practicable following the date hereof, (b) comply at the earliest reasonable practicable date with any request under the HSR Act or other antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Affiliates from the Federal Trade Commission (the "FTC"), or any other Governmental Authority in respect of such filings or such transactions, and (c) cooperate with the Buyer and the Buyer Parent in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, or other Governmental Authority under any antitrust Laws with respect to any such filing or any such transaction. Axle shall promptly inform the Buyer Parent of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction.

        6.9 Certain Real Estate Matters. Axle shall use Reasonable Efforts to obtain an estoppel certificate from the landlord under each Lease, which estoppel certificate shall be substantially in the form required under such Lease. Axle shall (and shall cause each Axle Subsidiary to) cooperate with the Buyer Parent in connection with the obtaining at the Closing by the Buyer Parent of policies of title insurance with respect to the Real Property. Such cooperation shall include, without limitation, (a) the execution and delivery by Axle and each Axle Subsidiary at the Closing of any affidavits, indemnities and/or certifications reasonably required by the title company issuing such title policy in connection therewith and (b) the elimination prior to Closing of those exceptions to title insurance that could materially impair the use of any property of the Company that the Buyer Parent is not required to accept under the terms of this Agreement.

        6.10 Financing Cooperation. From the date of this Agreement until the Effective Time, Axle agrees to provide, and shall cause the Axle Subsidiaries to provide, and will use its Reasonable Efforts to cause their respective representatives and agents to provide, all cooperation reasonably requested by the Buyer Parent in connection with the arrangement of the Financing (and any substitutions, replacements or refinancing thereof), including using Reasonable Efforts to (i) cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective lenders and investors in presentations, meetings, road shows and due diligence sessions,
(ii) assist with the preparation of disclosure documents in connection therewith, (iii) execute and deliver any pledge and security documents or other definitive financing documents as may be reasonably requested by the Buyer Parent, (iv) cause (A) its independent accountants and counsel to provide assistance to the Buyer Parent, including providing consent to the Buyer Parent to prepare and use their audit reports and SAS 100 reviews relating to Axle and the Axle Subsidiaries and, at the cost of the Buyer Parent, to provide any necessary "comfort letters" in connection with the Financing and (B) appropriate officers to sign any customary management representation letters to its independent accountants and (v) solicit and cause to be delivered such certificates, affidavits and instruments (including affidavits of title, survey affidavits, estoppel certificates and lien waivers), legal opinions and documents as may be reasonably requested by the Buyer Parent or reasonably required by any Lender or title insurance company.

        6.11 Access to Information. Upon reasonable advance notice, between the date of this Agreement and the Closing Date, the Acquired Companies shall (a) give the Buyer Parent, its potential financing sources and its and their respective counsel, financial advisors, auditors and other authorized representatives (collectively, "Buyer's Representatives") reasonable access during normal business hours to the offices, properties, books and records (including all Tax Returns and other Tax-related information) of the Acquired Companies, (b) furnish to Buyer's Representatives such financial and operating data and other information (including all Tax Returns and other Tax-related information) relating to the Acquired Companies' respective operations as such Persons may reasonably request, and (c) instruct the employees, counsel and financial advisors of the Acquired Companies to cooperate with the Buyer, the Buyer Parent or Buyer's Representatives in their investigation of the business of the Acquired Companies.

                                  ARTICLE VII

                   COVENANTS OF THE BUYER AND THE BUYER PARENT

        7.1 Filings; Consents; Etc. Each of the Buyer and the Buyer Parent shall use Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable in compliance with applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby. Without limiting the generality of the foregoing, each of the Buyer and the Buyer Parent shall give all notices, make all material required filings with or applications to Governmental Authorities, and use Reasonable Efforts to obtain all material Consents of all third parties, including Governmental Authorities, necessary for the Parties to consummate the transactions contemplated herein. In addition, each of the Buyer and the Buyer Parent agrees to use Reasonable Efforts to cooperate with Axle in connection with the foregoing, including using Reasonable Efforts to (a) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby, and (b) cause the conditions set forth in
Section 8.1 and Section 8.3 to be satisfied and to consummate the transactions contemplated herein.

        7.2  Director and Officer Liability and Indemnification.

                  (a) The Buyer Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Axle with respect to any indemnification provision with respect to indemnification and exculpation from Liability for acts and omissions occurring prior to the Effective Time under the Organizational Documents of Axle as in effect on the date of this Agreement and the indemnification agreements listed on Schedule 7.2 of the Disclosure Schedule (the persons to be indemnified pursuant to the agreements and provisions referred above shall be referred to as, collectively the "Axle Indemnified Parties"). Organizational Documents of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation from liability for acts and omissions occurring prior to the Effective Time substantially similar to those set forth in the Organization Documents of Axle as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified, except to the extent required by applicable Law, for a period of six (6) years after the Effective Time in any manner that would materially adversely affect the rights thereunder of any Axle Indemnified Party; provided, however, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification or exculpation in respect of any such claim or claims shall continue until the final disposition of any and all such claims.

                  (b) For a period of six (6) years after the Closing, the Buyer Parent shall, or shall cause the Surviving Corporation and its subsidiaries to, maintain director and officer liability insurance which insurance shall provide coverage for the individuals who were officers and directors of the Acquired Companies prior to the Closing comparable to the policy or policies maintained by the Acquired Companies immediately prior to the Closing, and with comparable insurance companies, for the benefit of such individuals. Immediately prior to the Closing, Axle shall purchase, at the Buyer's sole cost and expense, such director and officer liability insurance as a lump sum payment, provided that, unless the Buyer Parent shall otherwise consent (which consent shall not be unreasonably withheld), the total cost of such policy shall not exceed $1,150,000.

                  (c) This Section 7.2 is intended to survive the consummation of the Merger and the Effective Time, and is intended to be for the benefit of, and shall be enforceable by the Axle Indemnified Parties and their heirs and personal representatives and shall be binding on the Buyer Parent and Surviving Corporation and their successors and assigns. In the event the Buyer Parent, Surviving Corporation or their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of the Surviving Corporation or the Buyer Parent honor the indemnification obligations set forth in this Section 7.2.

        7.3 Regulatory Filing. The Buyer and the Buyer Parent shall (a) make any filings required by any of the Buyer, the Buyer Parent or their respective Affiliates under the HSR Act and other antitrust Laws applicable to the transactions contemplated hereby as promptly as practicable following the date hereof, (b) comply at the earliest reasonable practicable date with any request under the HSR Act or other antitrust Laws for additional information, documents, or other materials received by the Buyer or the Buyer Parent from the FTC, or any other Governmental Authority in respect of such filings or such transactions, and (c) cooperate with Axle in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC or other Governmental Authority under any antitrust Laws with respect to any such filing or any such transaction. Each of the Buyer and the Buyer Parent shall (i) use Reasonable Efforts to furnish to Axle all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement, and (ii) promptly inform Axle of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction.

        7.4 Financing.

                  (a) The Buyer Parent and the Buyer shall use their Reasonable Efforts to obtain the Financing as set forth in the Financing Letters; provided, however, that notwithstanding anything in this Agreement to the contrary, the Buyer Parent and the Buyer shall be entitled to obtain, in their sole discretion, substitute debt financing ("Substitute Debt Financing") if, and only if, such Substitute Debt Financing would not delay the consummation of the Merger past August 22, 2005. For purposes of this Agreement, the term "Substitute Debt Financing" shall also include substitute debt financing in an aggregate amount greater than the amount set forth in the Indebtedness Commitment Letters, with or without a corresponding reduction in the committed equity.

                  (b) The Buyer Parent shall provide prompt notice to Axle of the Lenders' refusal or stated intent to refuse to provide the financing described in the Senior Debt Letter, and/or any other Lender's stated intent to refuse to provide the financing contemplated by any

Substitute Debt Financing. In any such event, the Buyer Parent shall use its Reasonable Efforts to obtain alternative financing in an amount which, when taken together with the available equity financing (and excess Axle cash and option proceeds), will be at least equal to the Required Cash Amount (it being understood that such Reasonable Efforts would not require the Buyer Parent to obtain financing that is, (x) with respect to the economic terms thereof, on terms less favorable to the Buyer Parent, taken as a whole, thereunder than those set forth in the Financing Letters or the financing arrangements relating thereto, as the case may be or (y) with respect to the non-economic terms thereof, on terms that are not substantially similar to those set forth in the Financing Letters or the financing arrangements relating thereto, as the case may be).

                  (c) At any time prior to the consummation of the Merger, the proceeds of the subordinated debt financing contemplated by the Indebtedness Commitment Letters may be closed into escrow pending consummation of the Merger, such that such proceeds are received by the Buyer or a newly formed corporation (the "EscrowCo," which such term shall also refer to the Buyer in the event that the Buyer receives such proceeds) formed at the direction of the Buyer Parent (such closing, an "Escrow Closing"). Such proceeds shall be held by EscrowCo or, at the direction of the Buyer Parent, an escrow agent. At or immediately prior to the such Escrow Closing, the Buyer Parent (or an Affiliate of the Buyer Parent) and Axle shall each pay to EscrowCo one-half of an amount (the "Escrow Breakage Amount") sufficient to cover (i) accrued interest on the EscrowCo Debt from the Escrow Closing to and including the Outside Date (as defined in Section 10.1(b)), net of any income anticipated to be earned by EscrowCo from investing the proceeds of the subordinated debt financing as permitted by the terms of any escrow agreement entered into in connection with the incurrence of the EscrowCo Debt (to be reasonably estimated jointly by Axle and the Buyer Parent prior to the deposit of the Escrow Breakage Amount with EscrowCo), and (ii) any repayment premium applicable thereto in the event this Agreement is terminated by the Parties in accordance with its terms or the Merger is not consummated by the date specified by the terms of the EscrowCo Debt. At or immediately prior to the Effective Time and subject to consummation of the Merger, (i) the Surviving Corporation shall assume (by operation of law (in the event the Buyer is serving as EscrowCo) or contractually) the indebtedness of EscrowCo plus any accrued and unpaid interest thereon (the "EscrowCo Debt") and receive the proceeds held by EscrowCo and (ii) EscrowCo (if other than the Buyer) shall be released from all obligations with respect thereto. In the event that this Agreement is terminated by the Parties in accordance with its terms, or the Merger is not consummated by the date specified by the terms of the EscrowCo Debt, any EscrowCo Debt (plus any applicable repayment premium) shall be repaid in full by EscrowCo and any amount held by EscrowCo after the repayment of any EscrowCo Debt in accordance with this sentence shall be distributed in equal parts to the Buyer Parent (or, at its direction, one or more of its Affiliates) and Axle. The Parties hereto agree that (i) any applicable repayment premium shall in no event exceed 1% of the principal amount of the EscrowCo Debt, (ii) placement agent fees or discounts or commitments shall be payable with respect to the EscrowCo Debt only at the Effective Time, and (iii) EscrowCo shall invest the proceeds of its borrowings only as permitted by the terms of any escrow agreement entered into in connection with the incurrence of the EscrowCo Debt. In the event that (A) the proceeds of the subordinated debt financing together with the Escrow Breakage Amount plus (B) the income earned thereon are not enough to repay in full the EscrowCo Debt (plus any applicable repayment premium), Axle and the Buyer Parent (or an Affiliate of the Buyer Parent) shall each pay one-half of such shortfall to EscrowCo to enable it to repay such amount to the applicable debtholders.

                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO THE CLOSING

        8.1 Conditions Precedent to Each Party's Obligations. The respective obligations of each Party to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived (to the extent permitted by Applicable Law) in writing by all Parties hereto:

                  (a) No Legal Prohibition. No statute, rule, regulation, ruling, consent, decree, judgment, injunction (whether temporary, permanent or preliminary) or order shall have been enacted, promulgated, entered or enforced by any court or Governmental Authority, and shall be in effect, which would prohibit the consummation by such Party of the transactions contemplated hereby.

                  (b) No Injunction. Such Party shall not be prohibited by any order, ruling, consent, decree, judgment or injunction (whether temporary, permanent or preliminary) of a court or regulatory agency of competent jurisdiction from consummating the transactions contemplated hereby.

                  (c) HSR Act. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

                  (d) Axle Shareholder Approval. The Axle Shareholder Approval shall have been obtained.

        8.2 Conditions Precedent to Obligations of the Buyer and the Buyer Parent. The obligations of the Buyer and the Buyer Parent under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of the Buyer and the Buyer Parent:

                  (a) Accuracy of Representations and Warranties; Performance of Covenants. Except as set forth in the following sentence, the representations and warranties of Axle contained in Article IV shall be true and correct (without giving effect to any "materiality" or "Material Adverse Effect" qualifiers set forth therein, other than for purposes of Section 4.17(b)) as of the date of this Agreement and as of the Closing with the same force and effect as though such representations and warranties were made on and as of the Closing (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The representations and warranties of Axle set forth in Section 4.1 (Organization and Qualification),
Section 4.2 (Authorization; Enforceability), Section 4.6(a) (Capitalization),
Section 4.17(b) (Absence of Certain Changes) and Section 4.24 (Brokers) shall be true and correct in all respects as of the Effective Time, as though such representations and warranties were made on and as of such time (except for those representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date). Axle shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing. The Buyer or the Buyer Parent shall receive at the Closing a certificate, dated as of the Closing Date and executed by an executive officer of Axle, certifying the fulfillment of the conditions set forth in this Section 8.2(a).

                  (b) No Material Adverse Effect. No change, event, occurrence, state of facts or development shall have occurred since the date of this Agreement which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (c) FIRPTA Certificates. Axle shall have delivered to the Buyer Parent a duly executed certificate in a form and manner that complies with
Section 1445 of the Code and the Treasury regulations promulgated thereunder.

                  (d) Financing. Substantially concurrently with the Closing, the Buyer Parent or the Surviving Corporation shall have received the proceeds of the debt financing on the terms and conditions set forth in the Indebtedness Commitment Letters (and, with respect to terms and conditions not so set forth, on terms and conditions reasonably acceptable to the Buyer Parent), or the proceeds of any Substitute Debt Financing or alternative financing as provided in Section 7.4.

                  (e) Option Consents. Axle shall have received and delivered to the Buyer and the Buyer Parent an executed copy of all Consents listed on
Schedule 3.5(c) of the Disclosure Schedule, and each such Consent shall be in full force and effect.

                  (f) Consents. Axle shall have received and delivered to the Buyer Parent and the Buyer an executed copy of all Consents listed on Schedule 8.2(f) of the Disclosure Schedule which are necessary for the consummation of the transactions contemplated by this Agreement which, if not obtained, would result in a material violation of any material Law or any material Liability to any of the Acquired Companies.

                  (g) Dissenting Shares. The total number of potential Dissenting Shares shall not exceed 15% of the issued and outstanding shares of Axle Common Stock as of the Effective Time.

                  (h) Financial Statements. The Updated Financial Statements shall have been received by the Buyer Parent no later than the later to occur of
(i) March 11, 2005, or (ii) any extended filing deadline pursuant to the Exchange Act with respect to Axle's filing of its Form 10-K for the year ended December 26, 2004, shall be accompanied by an unqualified opinion from Axle's independent auditors and such Updated Financial Statements (other than the notes thereto) shall be in substantial conformance to the Draft Financial Statements previously delivered to the Buyer Parent.

        8.3 Conditions Precedent to Obligations of Axle. The obligations of Axle under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived in writing at the option of Axle:

                  (a) Accuracy of Representations and Warranties; Performance of Covenants. The representations and warranties of the Buyer and the Buyer Parent contained in Article V shall be true and correct (without giving effect to any "materiality" qualifiers set forth therein) as of the date of this Agreement and as of the Closing, with the same force and effect as though such representations and warranties were made on and as of the Closing (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer and the Buyer Parent to perform their respective obligations under this Agreement. Each of the Buyer and the Buyer Parent shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by such Party on or prior to the Closing. Axle shall receive at the Closing a certificate, dated as of the Closing Date and executed by an executive officer of each of the Buyer and the Buyer Parent, certifying the fulfillment of the conditions set forth in this Section 8.3(a) with respect to such Party.

                                   ARTICLE IX

                                     CLOSING

        9.1 Deliveries by Axle. At the Closing, Axle shall deliver or cause to be delivered to the Buyer or the Buyer Parent:

                  (a) Axle Certificate. The certificate required by
Section 8.2(a);

                  (b) Good Standing Certificates. Certificates of good standing with respect to each of the Acquired Companies, issued by the Secretary of State of the jurisdiction of formation of such Acquired Company, as applicable; and

                  (c) Other Documents. Such other documents and instruments as the Buyer Parent or its counsel shall deem reasonably necessary to consummate the transactions contemplated hereby.

        9.2 Deliveries by the Buyer and the Buyer Parent. The Buyer and the Buyer Parent will deliver or cause to be delivered to Axle or the Paying Agent, as applicable:

                  (a) Payment. Payment of the Aggregate Merger Consideration as provided in Section 3.2;

                  (b) Buyer and Buyer Parent Certificate. The certificate required by Section 8.3(a);

                  (c) Good Standing Certificates. Certificates of good standing with respect to each of the Buyer and the Buyer Parent, issued by the Secretary of State of the jurisdiction of formation of each of the Buyer and the Buyer Parent; and

                  (d) Other Documents. Such other documents and instruments as Axle or its counsel shall deem reasonably necessary to consummate the transactions contemplated hereby.

                                   ARTICLE X

                                   TERMINATION

        10.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by the Axle Shareholders:

                  (a) by mutual written consent duly executed by each of Axle and the Buyer Parent;

                  (b) by the Buyer Parent in writing (provided neither the Buyer nor the Buyer Parent is otherwise in material default or in material breach of this Agreement), if the Closing shall not have occurred on or before August 22, 2005 (the "Outside Date.");

                  (c) by Axle in writing (provided Axle is not otherwise in material default or in material breach of this Agreement), if the Closing has not occurred on or before the Outside Date;

                  (d) by the Buyer Parent in writing, if any of the conditions in Section 8.1 or Section 8.2 is or becomes impossible (other than through failure of either the Buyer or the Buyer Parent to comply with its obligations under this Agreement) and the Buyer Parent has not waived in writing such condition on or before the Closing;

                  (e) by Axle in writing, if any of the conditions in
Section 8.1 or Section 8.3 is or becomes impossible (other than through failure of Axle to comply with its obligations under this Agreement) and Axle has not waived in writing such condition on or before the Closing;

                  (f) by either of Axle or the Buyer Parent if (i) the Axle Shareholders' Meeting (including any adjournments and postponements thereof) shall have been duly held and completed and the Axle Shareholders shall have voted on a proposal to adopt this Agreement, and (ii) the Axle Shareholder Approval shall not have been obtained at such Axle Shareholders' Meeting (or at any adjournments or postponements thereof);

                  (g) by Axle, if the Axle Board determines that an Acquisition Proposal constitutes a Superior Proposal and determines to enter into a definitive agreement with respect to such Superior Proposal if (i) Axle shall have complied in all material respects with the provisions of Section 6.5, (ii) Axle shall have given the Buyer Parent five (5) Business Days' prior written notice of its intention to terminate this Agreement pursuant to this Section 10.1(g), it being understood and agreed that any amendment to the financial or other material terms of such Superior Proposal prior to such termination shall require a new five (5) Business Day period to afford the Buyer Parent the opportunity to negotiate with Axle as contemplated below, (iii) Axle and the Axle Board shall have cooperated in good faith with the Buyer Parent to make such adjustments in the terms and conditions of this Agreement with a view toward causing such terms to be at least as favorable to the Axle Stockholders as the terms of such Superior Proposal, and
(iv) the Buyer Parent shall not have, within five (5) Business Days of Parent's receipt of the notice described in clause (ii) above, made an offer that the Axle Board determines in good faith (after consultation with its outside legal counsel and William Blair & Company, L.L.C. or another financial advisor of nationally recognized reputation) to be at least as favorable to the Axle Shareholders as the terms of such Superior Proposal; or

                  (h) by the Buyer or the Buyer Parent, if the Axle Board (or any committee thereof) shall have (i) made a Change in Recommendation or failed to solicit proxies in favor of adoption of this Agreement, (ii) approved or recommended an Acquisition Proposal or determined that an Acquisition Proposal constitutes a Superior Proposal, (iii) provided notice to the Buyer Parent that Axle is entering into a letter of intent, agreement in principle, acquisition agreement or other Contract related to a Superior Proposal, (iv) failed to recommend against a publicly announced Acquisition Proposal or any Acquisition Proposal communicated to Axle which is the subject of public rumor or speculation, in either case, within five (5) Business Days of being requested to do so by the Buyer Parent, or (v) resolved or otherwise determined to take, or announced an intention to take, any of the foregoing.

        10.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, all obligations under this Agreement (other than those provisions set forth in Section 7.4(c), Section 10.2, Section 10.3 and Article XI) shall terminate and shall be of no further force or effect; provided, however, except as set forth in Section 10.3, (a) no termination of this Agreement shall release, or be construed as releasing, any party from any liability to any other party which may have arisen under this Agreement by reason of any willful or intentional breach thereof, and (b) in the event of a breach of this Agreement by a Party prior to the Effective Time, the other Parties shall be entitled to the remedy of specific performance, without the posting of bond or other security. Except as set forth in Section 10.3, a Party's right to terminate this Agreement is in addition to, and not in lieu of, any other legal or equitable rights or remedies which such Party may have.

        10.3 Termination Payments.

                  (a) In the event this Agreement is terminated (i) by Axle pursuant to Section 10.1(g) or (ii) by the Buyer Parent or the Buyer pursuant to
Section 10.1(h), then in any such case (A) Axle shall pay to the Buyer Parent (or its designee) (I) the Transaction Expenses, up to a maximum of $4,000,000, and (II) any amounts paid or payable by the Buyer Parent (or its designated Affiliates) pursuant to Section 7.4(c), up to a maximum amount equal to the Escrow Breakage Cap, and (B) in the event that, within 12 months after such date of termination, Axle consummates a transaction that would constitute an Acquisition Transaction, Axle shall pay to the Buyer Parent (or its designee) an additional fee in the amount of $12,000,000.

                  (b) In the event this Agreement is terminated by the Buyer Parent pursuant to Section 10.1(d) (but only by virtue of Axle having materially breached its obligations under Section 6.5), then Axle shall, (i) pay to the Buyer Parent (or its designee) an amount equal to $2,000,000 and (ii) reimburse the Buyer Parent for (A) the Transaction Expenses, up to a maximum of $4,000,000 and (B) any amounts paid or payable by the Buyer Parent (or its designated Affiliates) pursuant to Section 7.4(c), up to a maximum amount equal to the Escrow Breakage Cap, and (iii) in the event that, within 12 months after such date of termination, Axle consummates a transaction that would constitute an Acquisition Transaction, pay to the Buyer Parent (or its designee) an additional fee in the amount of $10,000,000.

                  (c) In the event this Agreement is terminated by the Buyer Parent pursuant to Section 10.1(d) (other than by due to a failure to satisfy the conditions set forth in Section 8.1(d)), and at any time after the date of this Agreement and before such termination, an Acquisition Proposal with respect to Axle shall have been publicly announced, disclosed or otherwise communicated to the Axle Board, then Axle shall, (y) reimburse the Buyer Parent for (A) the Transaction Expenses, up to a maximum of $4,000,000 and (B) any amounts paid or payable by the Buyer Parent (or its designated Affiliates) pursuant to Section 7.4(c), up to a maximum amount equal to the Escrow Breakage Cap, and (ii) in the event that, within 12 months after such date of termination, Axle consummates a transaction that would constitute an Acquisition Transaction, pay to the Buyer Parent (or its designee) a fee in the amount of $12,000,000.

                  (d) In the event this Agreement is terminated by either Axle or the Buyer Parent (as applicable) pursuant to Section 10.1(f), then Axle shall
(i) reimburse the Buyer Parent for the Transaction Expenses, up to a maximum of $4,000,000 and (ii) any amounts paid or payable by the Buyer Parent (or its designated Affiliates) pursuant to Section 7.4(c), up to a maximum amount equal to the Escrow Breakage Cap.

                  (e) In the event that neither Section 10.3(a) nor Section 10.3(b) applies and this Agreement is terminated (i) by the Buyer Parent pursuant to Section 10.1(d) (by virtue of the impossibility of the satisfaction of the condition set forth in Section 8.2(a) or 8.2(b) before the Outside Date), or (ii) by the Buyer Parent pursuant to Section 10.1(b) or by Axle pursuant to
Section 10.1(c) (but only if, in either case, the condition set forth in Section 8.2(a) or 8.2(b) shall not have been fulfilled or satisfied at or as of the Outside Date), then in the case of clauses (i) and (ii), Axle shall reimburse the Buyer Parent for any amounts paid or payable by the Buyer Parent (or its designated Affiliates) pursuant to Section 7.4(c), up to a maximum of $3,000,000.

                  (f) In the event this Agreement is terminated (i) by Axle pursuant to Section 10.1(e) (by virtue of the impossibility of the satisfaction of the condition set forth in Section 8.3(a) before the Outside Date) or (ii) by the Buyer Parent pursuant to Section 10.1(b) or by Axle pursuant to Section 10.1(c) (but only if, in either case, at the time of termination on the Outside Date, the Buyer shall be in material breach of its obligations under this Agreement), then in the case of clauses (i) and (ii), the Buyer Parent shall reimburse Axle for (A) its reasonable and documented out of pocket expenses incurred in connection with the execution, delivery and performance of this Agreement, up to a maximum amount of $2,000,000 and (B) any amounts paid or payable by Axle pursuant to Section 7.4(c).

                  (g) Notwithstanding anything to the contrary, no fee shall be payable to the Buyer Parent or the Buyer under Section 10.3(a) or Section 10.3(b) if at the time of termination either Lender shall have refused or stated its intention to refuse (and such refusal shall be continuing at the time of termination) to provide the financing described in the Senior Debt Letter or, unless the Escrow Closing shall have occurred, the Subordinated Debt Letter; provided, however, the foregoing limitations on the payment of a fee shall be inapplicable if, prior to such termination, commitment letters with respect to alternative debt financing (as contemplated by the second sentence of Section 7.4(b)) have been obtained and at the time of termination shall have been in full force and effect.

                  (h) Any payment required to be made pursuant to Section 10.3(a), 10.3(b), 10.3(c) or 10.3(d) hereof shall be paid by wire transfer of immediately available funds to an account designated by the recipient no later than two (2) Business Days after the event giving rise to such payment; provided, any payment required to be made pursuant to Section 10.3(a)(i) (with respect to clause (x)) shall be payable concurrently with such termination or closing of such transaction (as applicable), and provided further that any payment of Transaction Expenses required pursuant to Section 10.3(a) or 10.3(b) shall be made within five (5) Business Days after the Buyer Parent provides Axle a notice requesting reimbursement, together with reasonable documentation of such Transaction Expenses.

                  (i) If this Agreement is terminated pursuant to Section 10.1(b), Section 10.1(c), Section 10.1(d), Section 10.1(f), Section 10.1(g) or
Section 10.1(h) and the Buyer Parent or the Buyer is entitled to receive any payment described in this Section 10.3, then the Buyer and the Buyer Parent shall not be entitled to pursue any other legal remedy and the receipt of the payments made hereunder shall be the Buyer's and the Buyer Parent's sole and exclusive remedy for such termination. If this Agreement is terminated pursuant to Section 10.1(e) and Axle is entitled to receive any payment described in
Section 10.3(f), then Axle shall not be entitled to pursue any other legal remedy and the receipt of the payments made hereunder shall by Axle's sole and exclusive remedy for such termination.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Notices, Consents, etc. Any notices, consents or other communications required to be sent or given hereunder by any of the Parties shall in every case be in writing and shall be deemed properly served if and when (a) delivered by hand, (b) transmitted by facsimile with confirmation of transmission, or (c) delivered by Federal Express or other express overnight delivery service, or registered or certified mail, return receipt requested, in either such case, to the Parties at the addresses as set forth below or at such other addresses as may be furnished in writing:

                  (i)  If to Axle (prior to the Closing):

                          Insurance Auto Auctions, Inc.
                          2 Westbrook Center Corporate, Suite 500
                          Attention:  Tom O'Brien
                                      Sidney Kerley
                          Tel:  (708) 492-7000
                          Fax:  (708) 492-7078

                       with a copy to (which copy shall not constitute notice):

                       Katten Muchin Zavis Rosenman
                       525 West Monroe Street, Suite 1900
                       Chicago, Illinois 60661
                       Attention:  Herbert S. Wander, Esq.
                       Tel:  (312) 902-5267
                       Fax:  (312) 577-8885

                  (ii) If to either the Buyer or the Buyer Parent:

                          c/o Kelso & Company
                          320 Park Avenue, 24th Floor
                          New York, NY 10022
                          Attention:  James J. Connors, II
                          Tel:  (212) 751-3939
                          Fax:  (212) 223-2379

                       with a copy to (which copy shall not constitute notice):

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, New York  10036
                       Attention:  Lou R. Kling
                       Tel:  (212) 735-3000
                       Fax:  (917) 777-2770

Date of service of such notice shall be (A) the date such notice is delivered by hand, (B) one Business Day following the delivery by facsimile or by express overnight delivery service, or (C) three days after the date of mailing if sent by certified or registered mail.

         11.2 Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

         11.3 Assignment; Successors. Neither this Agreement, nor any rights, obligations or interests hereunder, may be assigned by any Party hereto, except with the prior written consent of the other Parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns.

         11.4 Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other means of electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

         11.5 Expenses; Transfer Taxes. Axle shall pay for all costs and expenses incurred or to be incurred by the Acquired Companies through Closing, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, including, without limitation, the fees owed by the Acquired Companies to William Blair & Company, L.L.C. pursuant to the terms of a letter agreement, dated August 20, 2004. The Buyer and the Buyer Parent shall pay for all costs and expenses incurred or to be incurred by
(a) the Buyer and the Buyer Parent through and after the Closing in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, and (b) the Surviving Corporation and its subsidiaries on and after the Closing in carrying out the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Buyer or the Buyer Parent when due, and the Buyer and the Buyer Parent shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable Law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

         11.6 Governing Law. This Agreement shall be construed and governed in accordance with the Laws of the State of Illinois, without regard to its Laws regarding conflicts of Law.

         11.7 Table of Contents and Headings. The table of contents and section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

         11.8 Definitions. As used in this Agreement:

         "Acquired Companies" means, collectively, Axle and the Axle
Subsidiaries.

         "Acquired Companies' Knowledge" means the actual knowledge after due inquiry of the persons listed on Schedule 11.8 of the Disclosure Schedule.

         "Acquisition Proposal" means any offer or proposal (other than an offer or proposal from the Buyer Parent or the Buyer), whether or not in writing, contemplating or otherwise relating to any Acquisition Transaction.

         "Acquisition Transaction" means (a) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving any of the Acquired Companies, (b) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, by merger, consolidation, share exchange or otherwise, any assets of the Acquired Companies representing, in the aggregate, thirty percent (30%) or more of the assets of Axle on a consolidated basis, (c) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing fifteen percent (15%) or more of the votes attached to the outstanding securities of Axle, (d) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning fifteen percent (15%) or more of any class of equity securities of Axle or any of the Axle Subsidiaries, or (e) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

         "Affiliate" shall have the meaning given for that term in Rule 405 under the Securities Act, as amended, and shall include each past and present Affiliate of a Person and the members of such Affiliate's immediate family or their spouses or children and any trust the beneficiaries of which are such individuals or relatives.

         "Aggregate ESPP Redemption Amount" means an amount equal to the aggregate of all ESPP Redemption Amounts payable pursuant Section 3.5(b) to all of the participants in the ESPP.

         "Aggregate Merger Consideration" means an amount equal to (a) the Merger Consideration multiplied by the number of shares of Axle Common Stock outstanding as of the Effective Time, and (b) the Aggregate ESPP Purchase Amount.

         "Announcement Date" means the date on which Axle publicly announces the proposed Merger.

         "Axle Common Stock" means Axle's common stock, no par value per share.

         "Axle Preferred Stock" means Axle's preferred stock, no par value per share.

         "Axle Shareholders" means (a) the holders of record of the Axle Common Stock, (b) the holders of any Axle Options who elect to exercise such options pursuant to Section 3.5(a), and (c) the participants in the ESPP who have ESPP Purchase Rights, in each case immediately prior to the Effective Time.

         "Axle Subsidiaries" means any Person more than fifty percent (50%) of the outstanding voting or equity securities of which, or any partnership, joint venture or other entity more than fifty percent (50%) of the total equity or other economic interest of which, is directly or indirectly owned by Axle.

         "Business" means the business of towing, processing, appraising, auctioning and selling, and processing claims with respect to damaged, abandoned, repossessed, total loss, used and recovered theft vehicles.

         "Business Day" means any day that is not a Saturday or a Sunday or a day on which banks located in Chicago, Illinois are authorized or required to be closed.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" means the confidentiality agreement, dated as of December 3, 2004, by and between Axle and Kelso & Company, L.P.

         "Consent" means any approval, consent, ratification, waiver, or other authorization.

         "Contract" means any written or oral agreement, arrangement, note, mortgage, bond, guarantee, lease, sublease, license, indenture, lease, deed of trust, license, plan, instrument or other contract, in each case, including any amendments or modifications thereto and restatements thereof.

         "Environmental Claim" means any Action or notice (written or oral) by any Person or entity alleging potential Liability (including, without limitation, potential Liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by any of the Acquired Companies or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Health and Safety Requirements.

         "Environmental Health and Safety Requirements" means all federal, interstate, state, local and foreign Laws relating to pollution or protection of human health, safety, or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or Threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "Employee Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA), a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any employee benefit, employment, bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, equity compensation, vacation, termination, severance, change in control, death benefit, insurance or other plan, agreement, fund, arrangement or understanding, in each case established, sponsored, maintained or contributed to, or required to be contributed to, by Acquired Companies (or with respect to any Title IV Plan, a Plan Affiliate of the Acquired Companies),, or to which the Acquired Companies (or with respect to any Title IV Plan, a Plan Affiliate of the Acquired Companies) is party, whether written or oral, for the benefit of any employee, director or independent contractor or former employee, director or independent contractor of the Acquired Companies with respect to such individuals' employment or other similar affiliation with the Acquired Companies; provided, however, a contract for services between the Acquired Companies and a non-employee shall not be considered an "Employee Plan" hereunder if such contract provides for cash payment in exchange for such services.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Breakage Cap" means (i) $3,000,000 plus (ii) the positive difference, if any, between $4,000,000 and the amount of Transaction Expenses reimbursed pursuant to Section 10.3(a)(A)(I), Section 10.3(b)(ii)(A) or Section 10.3(d)(i), as applicable.

         "ESPP Purchase Period" means each successive period beginning on the day after the last Business Day concurrent with or preceding each June 30 and December 31.

         "ESPP Purchase Price" means an amount equal to eighty-five percent (85%) of the lower of (a) the fair market value per share of Axle Common Stock on the start date of the ESPP Purchase Period, or (b) the fair market value per share of Axle Common Stock on the date of the Effective Time.

         "ESPP Purchase Right" means the right granted to each eligible employee who participates in the ESPP for a particular ESPP Purchase Period to purchase Axle Common Stock upon the terms and conditions set forth in the ESPP.

         "ESPP Redemption Amount" means, with respect to any participant in the ESPP, the product of (a) the excess, if any, of the Merger Consideration over the ESPP Purchase Price, and (b) the number of shares subject to an ESPP Purchase Right with respect to such participant in the ESPP.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Date" means the fifteenth (15th) day following the date of the Option Notice.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "Governmental Authority" means the United States or any state, provincial, local or foreign government, or any subdivision, agency, court or authority of any thereof having jurisdiction over any of the Acquired Companies, the Buyer, the Buyer Parent or the transactions contemplated by this Agreement, as applicable.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stay, stipulation, determination or award entered by or with any Governmental Authority.

         "HSR Act" means collectively, if and as applicable, Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder).

         "Illinois Law" means the Illinois Business Corporations Act of 1983, as amended.

         "Intellectual Property" means all Company Licensed Intellectual Property, unregistered trademarks and service marks, inventions, unregistered copyrights, know how, trade secrets, manufacturing processes, formulae, technical information, specifications, data, technology, plans and drawings, and other intellectual property owned, or used under a valid license, by the Acquired Companies.

         "Law" means each provision of any currently implemented Federal, state, local or foreign law, statute, ordinance, decree, injunction, judgment, order, code, rule or regulation, promulgated or issued by any Governmental Authority.

         "Liability" means all debts, obligations and other liabilities of a Person (whether absolute, accrued, contingent, unliquidated, fixed or otherwise, or whether due or to become due), including those arising under any Law and those arising under any Contract.

         "Licenses and Permits" means any licenses, permits, certificates, notifications, exemptions, classifications, registrations, franchises, approvals, orders or similar authorizations, or any waivers of the foregoing, issued by any Governmental Authority or private accrediting agency.

         "Lien" means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, other than restrictions on the offer and sale of securities under Federal and state securities Laws.

         "Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate with other changes, effects, events, occurrences, states of facts or developments, is, or is reasonably expected to be, directly or indirectly, materially adverse to the business, assets, financial condition or results of operations of the Acquired Companies taken as a whole; provided, however, that none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which the Acquired Companies participate, the United States economy as a whole or the capital markets in general (provided that such changes do not disproportionately affect the Acquired Companies relative to the other participants in its industry); (b) any adverse change, effect, event, occurrence, state of facts or development attributable to changes in Law, rules, regulations, orders, or other binding directives issued by any Governmental Authority; or (c) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States of America.

         "Material of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive materials, asbestos, petroleum and petroleum products.

         "Option Amount" means an amount equal to the product of (a) the Option Price as set forth in the applicable stock option agreement relating to an applicable Stock Option Plan, and (b) the number of shares of Axle Common Stock subject thereto.

         "Option Payment Amount" means an amount equal to the product of (a) the excess, if any, of the Merger Consideration over the applicable Option Price thereof, and (b) the number of shares of Axle Common Stock subject thereto.

         "Option Price" means the option price per share as set forth in the applicable stock option agreement relating to an applicable Stock Option Plan.

         "Organizational Documents" means (a) with respect to a corporation, the certificate or articles of incorporation and bylaws; (b) with respect to any other entity, any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (c) any amendment to any of the foregoing.

         "Permitted Liens" means (a) Liens for taxes not yet due and payable,
(b) statutory Liens of landlords for amounts not yet due and payable, (c) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for amounts not yet due and payable, (d) Liens attaching to inventory held by consignees in the ordinary course of business, and (e) any easement, covenant, encroachment, burden, title defect, title retention agreement or other exception to title to any of the Real Property (other than as set forth in clauses (a) through (d) above), which does not materially adversely affect the current use of the applicable Real Property.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or government (whether Federal, state, county, city or otherwise, including, without limitation; any instrumentality, division, agency or department thereof).

         "Plan Affiliate" with respect to any Person ("First Person") means any other Person who, together with the First Person, constitutes all or part of a controlled group, or which would be treated with the First Person as under common control or whose employees would be treated as employed by the First Person, under Section 414 of the Code or Section 4001(b) of ERISA and any regulations, administrative rulings and case Law interpreting the foregoing.

         "Reasonable Efforts" means the good faith efforts that a reasonably prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as reasonably expeditiously as possible.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

         "Superior Proposal" means any bona fide proposal made by a third party to enter into an Acquisition Transaction (provided, that for purposes of this definition, the applicable percentages in clauses (b), (c) and (d) of the definition of Acquisition Transaction shall be 50% as opposed to

30% or 15%, as applicable) that, in the reasonable good faith judgment of the Axle Board (after consultation with its outside legal counsel and William Blair & Company, L.L.C. or another financial advisor of nationally recognized reputation, and taking into account all of the terms of conditions of the proposal and this Agreement) (i) would, if consummated, result in a transaction that is more favorable from a financial point of view to the Axle Shareholders than the Merger and the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed and completed on a timely basis.

         "Tax Return" means any report, declaration, statement, return or other information filed in respect of Taxes, and any claims for refund of Taxes, including any amendments or supplements to any of the foregoing, with any taxing authority with respect to Taxes imposed upon or attributable to the operation of the Business.

         "Taxes" shall include all taxes, charges, withholdings, fees, penalties, additions, interest or other assessments imposed by any United States Federal, state, local and foreign or other taxing authority, and including, but not limited to, those related to income, gross receipts, gross income, payroll, sales, use, excise, services, valuation, transfer or franchise.

         "Threatened" means a claim, proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice of commencement of an action or suit has been given in writing.

         "Transaction Expenses" means the reasonable and documented out-of-pocket expenses incurred by the Buyer Parent, the Buyer and its Affiliates (which shall include, but shall not be limited to, fees and expenses of financial advisors, outside legal counsel, financing sources and accountants) in connection with this Agreement and the transactions contemplated hereby, including fees and expenses incurred in connection with the financing thereof, other than Buyer Parent's (or its designated Affiliate's) portion of the Escrow Breakage Amount.

         11.9 Entire Agreement. This Agreement, the Recitals, the Schedules and the Exhibits attached hereto (all of which shall be deemed incorporated in this Agreement and made a part hereof), and the Confidentiality Agreement set forth the entire understanding of the parties with respect to the transactions contemplated hereby, supercede all prior discussions, understandings, agreements and representations and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any Party in connection with the negotiation of the terms hereof. This Agreement may be modified only by subsequent instruments signed by the Parties hereto.

         11.10 No Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the covenants and agreements set forth in Section 7.2 and Article XI shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

         11.11 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties to this Agreement any rights or remedies under or by reason of this Agreement.

         11.12 Disclosure Generally. All of the Disclosure Schedules are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Disclosure Schedules shall be deemed to refer to this entire Agreement, including all Disclosure Schedules; provided, however, that information furnished in any particular Disclosure Schedule shall be deemed to be included in another Disclosure Schedule to the extent a matter in such section of the Disclosure Schedule is disclosed in such a way as to make its relevance to the information called for by such other section of this Agreement reasonably apparent on its face.


         11.13 Acknowledgment by the Buyer and the Buyer Parent. Each of the Buyer and the Buyer Parent acknowledges that, except as set forth herein, no promise or inducement for this Agreement was offered Axle or any of its representatives or relied upon by the Buyer or the Buyer Parent. SUCH REPRESENTATIONS AND WARRANTIES BY AXLE CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF AXLE TO THE BUYER AND THE BUYER PARENT IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE BUYER AND THE BUYER PARENT UNDERSTAND, ACKNOWLEDGE AND AGREE THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OR PROSPECTS OF ANY OF THE ACQUIRED COMPANIES) ARE SPECIFICALLY DISCLAIMED BY THE ACQUIRED COMPANIES. EACH OF THE BUYER AND THE BUYER PARENT ACKNOWLEDGES THAT IT DID NOT RELY ON ANY REPRESENTATION OR WARRANTY NOT CONTAINED IN THIS AGREEMENT WHEN MAKING ITS DECISION TO ENTER INTO THIS AGREEMENT AND WILL NOT RELY ON ANY SUCH REPRESENTATION OR WARRANTY IN DECIDING TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. With respect to all materials that are described as having been made available or delivered to the Buyer or the Buyer Parent, such materials shall be deemed to have been delivered or made available to the Buyer or the Buyer Parent if the Buyer, the Buyer Parent or any of their representatives or agents have been granted access to a dataroom, electronic dataroom or website in which such materials are available or by transmitting such materials to the Buyer, the Buyer Parent or their representatives or agents by any other electronic means.

         11.14 Interpretive Matters. Unless the context otherwise requires, (a) all references to articles, sections, schedules or exhibits are to Articles, Sections, Schedules or Exhibits in this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned for it in accordance with GAAP, (c) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the term "including" shall mean by way of example and not by way of limitation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

         11.15 Amendments, Modification and Waiver.

                  (a) This Agreement may be amended by the Parties hereto at any time prior to the Effective Time by action take by or on behalf of each of the Board of Directors of the Buyer Parent, on the one hand, and the Axle Board, on the other hand; provided, however, that after obtaining the Axle Shareholder Approval, no amendment may be made which by Law requires further approval by the Axle Stockholders without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed by the Parties hereto.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         11.16 Submission to Jurisdiction. Each of the Parties submits to the exclusive jurisdiction of any state or federal court sitting in Chicago, Illinois, in any action or proceeding arising out of, or relating to, this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of, or relating to, this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Each Party agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such Party by sending or delivering a copy of the process to the Party to be served at the address of the Party and in the manner provided for the giving of notices in Section 11.1. Nothing in this Section, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

         11.17 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

         11.18 Specific Performance. The Parties agree that if any provision of this Agreement is not performed in accordance with its terms or is otherwise breached, irreparable harm would occur, no adequate remedy at Law would exist, and damages would be difficult to determine, and the Party or Parties not in breach shall be entitled to the remedy of specific performance in addition to any other remedies that may be available at Law or in equity by reason of such breach.

         11.19 Public Announcements. Prior to the Closing, the Parties will not issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, except that the Buyer and the Buyer Parent, on the one hand, and Axle, on the other hand, may issue a joint press release if mutually considered appropriate; provided, however, that nothing herein shall prohibit any Party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Law, in which case the Party making such determination will, if practicable in the circumstances, use Reasonable Efforts to allow the other Parties reasonable time to comment on such release or announcement in advance of its issuance. To the extent feasible, all press releases or other announcements or notices regarding the transactions contemplated by this Agreement shall be made jointly by the Parties.

                            [Signature Pages Follow.]




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




         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

                                AXLE:

                                INSURANCE AUTO AUCTIONS, INC.


                                By: /s/ Thomas C. O'Brien
                                    ---------------------------------
                                    Name:  Thomas C. O'Brien
                                    Title: President & CEO



                                BUYER PARENT:

                                AXLE HOLDINGS, INC.


                                By: /s/ Frank J. Loverro
                                    ---------------------------------
                                    Name:  Frank J. Loverro
                                    Title: VP & Secretary



                                BUYER:

                                AXLE MERGER SUB, INC.

                                By: /s/ David I. Wahrhaftig
                                    ---------------------------------
                                    Name:  David I. Wahrhaftig
                                    Title: Vice President and Treasurer